UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

OneSpaWorld Holdings Limited

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Office Number 2, Pineapple Business Park, Airport Industrial Park, P.O. Box N-624

Nassau, Island of New Providence, Commonwealth of The Bahamas

April 24, 2026

Dear Fellow Shareholders:

It is my pleasure to invite you to attend the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of OneSpaWorld Holdings Limited, which will be held in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas, on Wednesday, June 3, 2026 at 11:00 a.m., Eastern Daylight Time. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items of business that will be discussed and voted upon during the Annual Meeting. On or about April 24, 2026, we will mail the proxy materials to our shareholders of record.

On behalf of our Board of Directors, I want to thank you for your continued support and confidence in 2026.

Sincerely,

Leonard Fluxman Executive Chairman and Chief Executive Officer

Notice of 2026 Annual Meeting of Shareholders

to be Held on June 3, 2026

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of OneSpaWorld Holdings Limited (the “Company”), an international business company incorporated under the laws of the Commonwealth of The Bahamas, will be held in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas, on Wednesday, June 3, 2026 at 11:00 a.m., Eastern Daylight Time.

Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com for the purpose of considering and voting upon the following, which are more fully described in the attached Proxy Statement:

•
To elect each of Maryam Banikarim, Leonard Fluxman, Glenn J. Fusfield, Adam Hasiba, Andrew R. Heyer, Lisa Myers and Stephen W. Powell to serve as directors and to hold office for a one-year term expiring at the 2027 annual meeting of shareholders (the “2027 Annual Meeting”);
•
To consider the approval, by an advisory vote, of the compensation of the Company’s named executive officers (the “Say-On-Pay Proposal”);
•
To consider the approval of the OneSpaWorld Holdings Limited Amended and Restated 2019 Equity Incentive Plan;
•
To ratify the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2026; and
•
To transact any other matter that may properly come before the Annual Meeting, or any postponement or adjournment thereof.

Our Board of Directors has determined that our shareholders of record at the close of business on April 8, 2026 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.

Most shareholders have a choice of voting on the Internet, by phone or by mail. Please refer to your proxy card, voting instruction card or other voting instructions included with these proxy materials for information on the voting method(s) available to you. If your shares are held in the name of a brokerage firm, bank or other nominee of record, follow the voting instructions you receive from such holder of record to vote your shares. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership in order to attend the Annual Meeting.

Sincerely,

Inga A. Fyodorova Corporate Secretary April 24, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2026. The Proxy Statement and our Annual Report on Form 10-K for fiscal year 2025 (the “2025 Annual Report”) are available at the website appearing on your proxy card. The Proxy Statement, proxy card and the 2025 Annual Report will be mailed on or about April 24, 2026.

i

PROXY STATEMENT

OneSpaWorld Holdings Limited

2026 Annual Meeting of Shareholders

to be Held on June 3, 2026

PROXY SUMMARY

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (our “Board of Directors” or “Board”) of OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (the “Company,” “OneSpaWorld,” “OSW,” “we,” “us,” or “our”). This Proxy Statement addresses the items of business for the 2026 Annual Meeting of Shareholders of OneSpaWorld (the “Annual Meeting”) to be held in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas, on Wednesday, June 3, 2026 at 11:00 a.m., Eastern Daylight Time, or any postponement or adjournment thereof. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com for the purpose of considering and voting upon the items of business for the Annual Meeting.

The Notice of Annual Meeting of Shareholders, this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”), the proxy card and any accompanying proxy materials are being made available to shareholders on or about April 24, 2026.

For purposes of this Proxy Statement, “OSW Predecessor” is comprised of the net assets and operations of certain wholly-owned, majority-owned and indirect subsidiaries of Steiner Leisure, the former parent company of OneSpaWorld.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to the development, implementation and continuation of any of our programs, policies or initiatives, and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the Company’s business, competitive position and operations, the Company’s results of operations and financial condition, including cash flows and liquidity; consumer demand or the markets for the Company’s services and products, together with the possibility that the Company may be adversely affected by economic, business, and/or competitive factors or changes in the business environment in which the Company operates; potential future outbreaks of illnesses impacting the industries in which the Company operates; economic, business, geopolitical, and/or competitive factors and the business environment in which the Company operates; applicable laws or regulations; competition for the Company's services; the availability and realization of opportunities for expansion of the Company’s business; managing growth profitably; dependence on the Company’s management team; and other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the Securities and Exchange Commission (the “SEC”). The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Proxy Statement.

QUESTIONS AND ANSWERS

Proxy Materials

1.
Why am I receiving these proxy materials?

The Board is providing these proxy materials in connection with the 2026 Annual Meeting of Shareholders, which will be held in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas, on Wednesday, June 3, 2026 at 11:00 a.m., Eastern Daylight Time. Since you owned OneSpaWorld voting common shares at the close of business on April 8, 2026 (the “Record Date”), you are invited to attend the Annual Meeting and requested to vote on the items of business described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your common shares. Instead, you may follow the instructions below to submit your proxy over the Internet, by telephone, or by mail.

2.
How can I access proxy materials over the Internet?

An electronic copy of the proxy materials is available at www.proxyvote.com.

3.
How can I request a paper or e-mail copy of the proxy materials?

If you want to receive a paper or email copy of the proxy materials, you must request one. There is no charge for requesting a copy. However, please submit your request on or before May 20, 2026 to facilitate timely delivery. You may request a copy by choosing one of the following methods:

•
By Internet: www.proxyvote.com
•
By telephone: 1-800-579-1639
•
By email: sendmaterial@proxyvote.com (follow instructions on the Notice)
4.
Why did some people receive a Notice instead of a full set of printed proxy materials?

We are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of materials to each shareholder. The Notice provides instructions on how to view proxy materials online. If you received a Notice by mail, you will not receive a paper or e-mail copy of proxy materials unless you request one. To request a printed or e-mail copy of proxy materials (free of charge), you should follow the instructions included in the Notice. Some shareholders, including shareholders who previously requested to receive paper copies of proxy materials, will receive paper copies of such materials instead of a Notice. In addition, shareholders who previously elected delivery of such materials electronically will receive a Notice by e-mail. Those shareholders should have received an e-mail containing a link to the website where the proxy materials are available and a link to the proxy voting website.

5.
I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy?

If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials, prior to May 20, 2026, please request an additional copy by (1) visiting www.proxyvote.com, (2) calling 1-800-690-6903 or (3) sending an email to sendmaterial@proxyvote.com. A separate set of the proxy materials will be sent promptly following receipt of your request.

If you are a shareholder of record or a beneficial owner of shares and you wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set of proxy materials in the future, please call your broker, bank or other agent and our investor relations department.

Shareholders may also write to us at the address below to request a separate copy of the proxy materials:

OneSpaWorld Holdings Limited

c/o One Spa World LLC

770 South Dixie Highway, Suite 200

Coral Gables, Florida 33146

Attn: Inga A. Fyodorova, Corporate Secretary

6.
Who pays the cost of soliciting proxies for the Annual Meeting?

OneSpaWorld is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and of soliciting any proxies. We do not use a third-party solicitor.

Our Board of Directors, officers and employees may also solicit proxies in person, by telephone or by electronic communication. They will not receive any additional compensation for these activities.

We will reimburse brokers, banks and other nominees, fiduciaries and custodians who nominally hold shares of our common shares as of the Record Date for the reasonable costs they incur furnishing proxy solicitation and other required Annual Meeting materials to street-name holders who beneficially own those shares on the Record Date.

Proposals To Be Voted On

7.
What items of business will be voted on at the Annual Meeting?

The business items to be voted on at the Annual Meeting are:

Proposal 1. The election of each of Maryam Banikarim, Leonard Fluxman, Glenn J. Fusfield, Adam Hasiba, Andrew R. Heyer, Lisa Myers and Stephen W. Powell to serve as directors and to hold office for a one-year term expiring at the 2027 Annual Meeting;

Proposal 2. The approval, by an advisory vote, of the compensation of the Company’s named executive officers (the “Say-on-Pay Proposal”);

Proposal 3. The approval of the OneSpaWorld Holdings Limited Amended and Restated 2019 Equity Incentive Plan; and

Proposal 4. The ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for the year ending December 31, 2026.

We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matters are properly presented for a vote, then the individuals named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

8.
What are my voting choices?

Proposal 1. You may vote “FOR” or “WITHHOLD” in the election of any or all nominees for election as a director. If you vote “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. If your shares are held through a broker and you give the broker instructions, your shares will be voted as you direct. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” Because the election of directors is not a “routine” or “discretionary” proposal under the applicable exchange rules, banks, brokers and other custodians will not have the authority to submit proxy cards on behalf of any beneficial owner from which it does not have instructions. Broker non-votes will have no effect on the election of the nominees.

Proposal 2. You may vote “FOR,” “AGAINST” or “ABSTAIN” on our non-binding advisory vote on named executive officer compensation. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the vote for this proposal.

Proposal 3. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the approval of the OneSpaWorld Holdings Limited Amended and Restated 2019 Equity Incentive Plan. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the vote for this proposal.

Proposal 4. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of the appointment of our registered independent public accounting firm. Abstentions will have the effect of a vote against this proposal. If you are a beneficial owner and your shares are held by a broker, your broker has discretionary voting authority under applicable exchange rules to vote your shares on this proposal even if the broker does not receive voting instructions from you. Therefore, no broker non-votes are expected in connection with this proposal.

9.
How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•
“FOR” each of the director nominees for election to the Board of Directors;
•
“FOR” the approval, by an advisory vote, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement;
•
“FOR” the approval of the OneSpaWorld Holdings Limited Amended and Restated 2019 Equity Incentive Plan; and
•
“FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2026.
10.
What vote is required to approve each item?

To conduct business at the Annual Meeting, a quorum must be established. Pursuant to our Third Amended and Restated Memorandum of Association and Second Amended and Restated Articles of Association (our “Articles”), a quorum is established by the presence, in person or by proxy, of holders of not less than fifty (50) percent of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting. A shareholder shall be deemed to be present at a meeting of shareholders if such shareholder participates by telephone or other electronic means and all shareholders participating in the meeting are able to hear each other. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Additionally, broker non-votes will be counted in determining whether there is a quorum. Our common shares have no cumulative voting rights.

Proposal	Required Vote
1. Election of the directors	Plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors

2. Say-On-Pay	Majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the subject matter

3. Approval of the OneSpaWorld Holdings Limited Amended and Restated 2019 Equity Incentive Plan	Majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the subject matter
4. Ratification of the appointment of the independent registered public accounting firm	Majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the subject matter

In the election of directors, the affirmative vote of a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors is required. This means the director nominees receiving the greatest number of votes will be elected and withhold votes and broker non-votes will have no effect on the outcome of the vote.

For the non-binding advisory vote on Say-On-Pay the affirmative vote of a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on such matter is required. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal. Although the results will not be binding on the Board, the Board will consider the results of the shareholder vote when making future decisions regarding executive compensation.

For the approval of the OneSpaWorld Holdings Limited Amended and Restated 2019 Equity Incentive Plan, the affirmative vote of a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on such matter is required. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

For the ratification of the appointment of the independent registered public accounting firm, the affirmative vote of a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on such matter is required. Abstentions will have the effect of a vote against this proposal. No broker non-votes are expected in connection with this proposal.

11.
Where can I find the voting results?

We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days following the Annual Meeting. The report will be available on our website at www.onespaworld.com and on the SEC’s website at www.sec.gov.

How You Can Vote

12.
What shares can I vote?

You are entitled to one vote for each of our voting common shares that you owned at the close of business on the Record Date. You may vote all shares owned by you on the Record Date, including (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a bank, broker or other nominee.

13.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Summarized below are distinctions between shares held of record and shares owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, you are the shareholder of record of the shares. As the shareholder of record, you have the right to grant a proxy to vote your shares to representatives from the Company or to another person, or to vote your shares at the Annual Meeting, or any adjournment or postponement thereof. You have received a proxy card to use in voting your shares, which instructs you how to vote.

Beneficial Owner

If your shares are held through a bank, broker or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name. As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you also are invited to attend the Annual Meeting. Your bank, broker, plan trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted.

14.
How can I vote?

For directions on how to vote, please refer to the following instructions and those included on your proxy or voting instruction card.

Voting by Mail

Shareholders may submit proxies by completing, signing and dating their proxy or voting instruction card and mailing it in the envelope provided. If you do not timely return your proxy card, your shares will not be voted unless you or your proxy holder attends the Annual Meeting and any adjournment or postponement thereof and votes.

Voting by Phone

Shareholders may vote by proxy by calling the toll-free number found on their proxy or voting instruction card.

Voting Online Prior to the Annual Meeting

Shareholders may vote by proxy by visiting www.proxyvote.com and following the instructions to create an electronic voting instruction form. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

15.
How will my shares be voted?

Your shares will be voted as you specifically instruct on your online ballot or as you specifically instruct on your proxy or voting instruction card. If you sign and return your proxy or voting instruction card, or complete your online ballot, without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matters that properly come before the meeting.

16.
What if I co-own my shares?

The following shall apply in respect of co-ownership of shares:

•
if two (2) or more persons hold shares together each of them may be present in person or by proxy at the Annual Meeting and may speak as a shareholder;
•
if only one of them is present in person or by proxy such person may vote on behalf of all of them; and
•
if two (2) or more are present in person or by proxy they must vote as one.
17.
Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?

If you do not provide timely instructions as to how your brokerage shares are to be voted, your broker will be prohibited from voting your shares on Proposal 1, Election of Directors, Proposal 2, Say-On-Pay, and Proposal 3, approval of the OneSpaWorld Holdings Limited Amended and Restated 2019 Equity Incentive Plan. These “broker non-votes” will have no effect on determining the outcome of these proposals.

18.
When is the deadline to vote?

If you hold shares as the shareholder of record, your vote by proxy must be received before the polls close at the Annual Meeting and any adjournment or postponement thereof. Voting and Internet voting end at 11:59 p.m., Eastern Daylight Time, on June 2, 2026.

If you hold shares as a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee.

19.
May I change or revoke my vote?

You may change or revoke your vote at any time prior to the vote at the Annual Meeting.

If you are a shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by sending a written notice of revocation to the address in Question 23 prior to your shares being voted, or by attending the Annual Meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold as a beneficial owner, you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which revokes your earlier instructions), or, if you have obtained a legal proxy from the nominee giving you the right to vote your shares, by attending the Annual Meeting.

Attending the Annual Meeting

20.
How can I attend the Annual Meeting?

Shareholders of record will be able to attend the Annual Meeting. The Annual Meeting will begin promptly at 11:00 a.m., Eastern Daylight Time, on Wednesday, June 3, 2026 in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas.

21.
Who can attend the Annual Meeting?

You may attend the Annual Meeting and any adjournment or postponement thereof only if you were a shareholder of record or a beneficial owner at the close of business on the Record Date, or you hold a valid proxy to vote at the Annual Meeting.

22.
When and where will the Annual Meeting be held?

The Annual Meeting will be held in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas, on Wednesday, June 3, 2026 at 11:00 a.m., Eastern Daylight Time.

Shareholder Proposals and Director Nominations

23.
What is the deadline to submit shareholder proposals to be included in the proxy materials for next year’s annual meeting of shareholders?

To be included in our proxy materials for next year’s annual meeting of shareholders, shareholder proposals must be received by our Corporate Secretary no later than December 25, 2026, and must be submitted to our Corporate Secretary at OneSpaWorld Holdings Limited, c/o One Spa World LLC, 770 South Dixie Highway, Suite 200, Coral Gables, Florida 33146.

Proposals that are not timely submitted by December 25, 2026, or are submitted to the incorrect address or other than to the attention of our Corporate Secretary will be considered untimely and may, at our discretion, be excluded from our proxy materials. Shareholder proponents must also meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in our proxy materials.

To comply with the requirements set forth in Rule 14a-19 of the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Corporate Secretary at the Company’s principal executive officers that sets forth all the information required by Rule 14a-19(b) of the Exchange Act.

24.
How may I nominate director candidates or present other business for consideration at an annual meeting of shareholders?

Shareholders who wish to (1) submit director nominees for inclusion in our proxy materials for next year’s annual meeting of shareholders or (2) present other items of business at next year’s annual meeting of shareholders must give written notice of their intention to do so in accordance with the deadlines described below to our Corporate Secretary at the address set forth in Question 23 and must be present at such annual meeting. Any such notice also must include the information required by our Articles (which may be obtained as provided in Question 26).

Notice of director nominees, or for the presentation of other items of business, submitted must be received not less than 75 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. The period for the receipt from shareholders of any such notice for the 2027 annual meeting of shareholders is currently set to begin on February 3, 2027 and end on March 20, 2027. In the event that next year’s annual meeting of shareholders is called for on a date that is not within 30 days before the first anniversary of the Annual Meeting, or 60 days after the first anniversary of the Annual Meeting, refer to our Articles for further details on submission.

These above-mentioned notice requirements applicable under our advance notice provisions do not apply to shareholder proposals intended for inclusion in our proxy materials under Rule 14a-8 of the Exchange Act. The deadline for receiving such proposals is set forth in Question 23.

25.
How may I recommend candidates to serve as directors?

Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee of our Board of Directors by writing to our Corporate Secretary at the address set forth in Question 23. A recommendation must include (1) sufficient biographical and other information concerning the candidate and his or her qualifications to permit the committee to make an informed decision as to whether further consideration of the candidate would be warranted; (2) a representation that such shareholder (or a qualified representative of such shareholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (3) a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected; and (4) such other information as required by our Articles.

Obtaining Additional Information

26.
How may I obtain information about OneSpaWorld?

Shareholders may obtain, without charge, a copy of our Articles, Code of Ethics and Board committee charters by writing to us at the address indicated below. Our Board committee charters are also available on our website at www.onespaworld.com/investor-relations.

OneSpaWorld Holdings Limited

c/o One Spa World LLC

770 South Dixie Highway, Suite 200

Coral Gables, Florida 33146

Attn: Inga A. Fyodorova, Corporate Secretary

27.
What if I have questions for OneSpaWorld’s transfer agent?

If you are a shareholder of record and have questions concerning share certificates, dividend checks, ownership transfer or other matters relating to your share account, please contact Continental Stock Transfer & Trust Company, our transfer agent, at the following address or phone number:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor New York, New York 10004

Attn: Shareholder Services

Phone: 800-509-5586

Email: cstmail@continentalstock.com

28.
Who can answer my questions about voting?

If you have questions about how to vote or direct a vote in respect of your common shares, you may contact us at (242) 322-2670 or proxyvote@onespaworld.com.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our voting common shares as of April 20, 2026 (unless otherwise indicated) by:

•
each of the Company’s directors, director nominees and named executive officers;
•
all current executive officers and directors of the Company as a group; and
•
each person who is known by the Company to be the beneficial owner of more than 5% of our common shares.

The beneficial ownership of our voting common shares, subject to the exclusions below, is based on 101,514,846 shares of voting common shares issued and outstanding as of April 20, 2026.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants or other derivative securities that are currently exercisable or convertible or are exercisable or convertible within 60 days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all of our common shares beneficially owned by them.

Name of Beneficial Owner(1)	Number of Shares	%
Directors & Named Executive Officers:
Leonard Fluxman(2)	1,593,887	1.6%
Maryam Banikarim	88,725	*
Susan Bonner(3)	256,924	*
Glenn J. Fusfield	55,487	*
Adam Hasiba	21,512	*
Andrew R. Heyer(4)	941,962	*
Stephen B. Lazarus	391,065	*
Marc Magliacano	21,512	*
Walter F. McLallen	147,882	*
Lisa Myers	21,364	*
Stephen W. Powell	133,471	*
Jeffrey E. Stiefler(5)	193,516	*
All current directors and officers as a group (11 persons)	3,610,383	3.6%

5% Shareholders:
Ariel Investments, LLC(6)	13,213,156	13.0%
Blackrock, Inc.(7)	6,866,714	6.8%
Select Equity Group, L.P.(8)	5,165,163	5.1%

* Indicates percentage of less than one percent.

(1)
Unless otherwise noted, the business addresses of each of the entities or individuals is 770 South Dixie Highway, Suite 200, Coral Gables, Florida, 33146, U.S.A.
(2)
Represents (a) 1,308,549 common shares held directly by Leonard Fluxman and (b) 285,338 common shares held by Fluxman Family Holdings LLC.
(3)
Susan Bonner's employment with the Company terminated on March 17, 2025.
(4)
Represents (a) 509,817 common shares held directly by Andrew R. Heyer; (b) 199,269 common shares by Heyer Investment Management, LLC; (c) 31,219 common shares held by the Harris Reid Heyer Trust; (d) 37,219 common shares held by James Heyer Trust; (e) 17,219 common shares held by the Peter Justin Heyer Trust; (f) 47,219 common shares held by the William Heyer Trust; and (g) 100,000 common shares held and independently managed by Andrew R. Heyer’s spouse. Andrew R. Heyer is the managing member of Heyer Investment Management, LLC and has voting and dispositive power of the securities held by such entity. Andrew R. Heyer is the trustee of the Harris Reid Heyer Trust, the James Heyer Trust, the Peter Justin Heyer Trust and the William Heyer Trust, and has voting and dispositive power of the securities held by such entities. Accordingly, Andrew R. Heyer mayca be deemed to have or share beneficial ownership of such securities.
(5)
Represents (a) 119,588 common shares held directly by Jeffrey Stiefler and (b) 73,928 common shares held by the Stiefler Trust U/T/D 5/31/07. Mr. Stiefler is the trustee of this trust and has voting and dispositive power of the securities held by it. Accordingly, Mr. Stiefler may be deemed to have or share beneficial ownership of such securities.
(6)
Represents common shares beneficially owned by Ariel Investments, LLC, of which it has sole voting power of 12,059,402 common shares and sole dispositive power of 13,213,156 common shares. This information is based solely on a Schedule 13G/A filed with the SEC on August 13, 2025. The address of Ariel Investments, LLC is 200 E. Randolph Street, Suite 2900, Chicago, IL 60601.
(7)
Represents common shares beneficially owned by Blackrock Inc., of which it has sole voting power of 6,756,873 common shares and sole dispositive power of 6,866,714 common shares. This information is based solely on a Schedule 13G/A filed with the SEC on February 2, 2024. The address of Blackrock Inc. is 50 Hudson Yards, New York, NY 10001.
(8)
Represents common shares beneficially owned by Select Equity Group, L.P. (“Select LP”) and George S. Loening. Select LP and George S. Loening claim shared voting and dispositive power of 5,165,163 common shares. This information is based solely on a Schedule 13G/A filed with the SEC on November 14, 2024. The address of Select LP and George S. Loening is 380 Lafayette Street, New York, New York 10003.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

Our Board of Directors currently has ten members and is divided into three classes, designated Class A, Class B, and Class C. On April 23, 2025, our Board approved an amendment to our Articles to declassify the Board beginning with the 2025 Annual Meeting of Shareholders and provide for the annual election of all directors phased in over a three-year period. The amendment did not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendment, including the directors elected at the 2024 Annual Meeting of Shareholders. In accordance with this phase-in period, the nominees listed below and at each subsequent annual meeting are being proposed for election to one-year terms. As a result, our Board will be fully declassified following our 2027 Annual Meeting of Shareholders.

Our Board of Directors recognizes the importance of inclusion and diversity and strives to achieve an effective combination of experience and institutional knowledge and fresh and diverse perspectives to enhance its ability to further shareholder interests. We believe that our Board represents a broad spectrum of professional experience while balancing independence and tenure. We continue to evaluate our Board composition on an ongoing basis.

There are seven nominees for election to the Board this year. Our Nominating and Governance Committee, consisting solely of independent directors, has recommended, and our Board of Directors has nominated, Maryam Banikarim, Leonard Fluxman, Glenn J. Fusfield, Adam Hasiba, Andrew R. Heyer, Lisa Myers and Stephen W. Powell for re-election as directors for one-year terms expiring at the 2027 Annual Meeting.

Information regarding our directors and nominees, including information they have furnished as to their principal occupations, certain other directorships they hold, or have held, and their ages as of the date hereof is set forth below. There are currently no family relationships among any directors, director nominees or executive officers. In addition, except as described below, no nominee subject to election has any arrangement or understanding with another person under which he or she was or is to be selected as a director or nominee.

We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may nominate.

The graphic below provides a snapshot of the skills possessed by our Board of Directors:

Board Skills

Public Company Board
90%
(9 out of 10 Directors)

Global Business
70%
(7 out of 10 Directors)

Senior Growth Strategist from Relevant Industry
60%
(6 out of 10 Directors)

CEO or Top Executive From Relevant Industry
60%
(6 out of 10 Directors)

Senior Marketing Executive with Digital Marketing Experience
10%
(1 out of 10 Directors)

New Tech Expertise: Blockchain, Crypto, Web 3.0, AI, VR
20%
(2 out of 10 Directors)

Enterprise Risk Management
50%
(5 out of 10 Directors)

Human Capital Management
30%
(3 out of 10 Directors)

Our Director Nominees

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION

OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Maryam Banikarim Age: 57 Title: Director Director since: May 2019

Ms. Banikarim has served on our Board since May 2019. Ms. Banikarim does not currently serve on the board of directors of any other publicly traded companies.

She previously worked at Fortune Media as Managing Director in 2024, at Nextdoor as Head of Marketing, Community + Global from 2020 to 2022, at Hyatt Hotels Corp. as EVP & Global Chief Marketing Officer from 2015 to 2018, at Gannett Co., Inc. as SVP & Chief Marketing Officer from 2011 to 2015, at NBCUniversal Media, LLC as SVP of Integrated Sales Marketing from 2009 to 2011 and at Univision Communications as Chief Marketing Officer from 2002 to 2009.

Ms. Banikarim is the co-founder of the non-profit, NYCNext. She hosts the Messy Parts podcast and chairs the WSJ CMO Council. Currently, she also serves on the board of Barnard College and is an advisor to Strawberry Frog and Cove Hill Partners.

Ms. Banikarim earned a Bachelor of Arts degree in political science from Barnard College and an MBA and a Master of International Affairs in National Security from Columbia University.

We believe Ms. Banikarim is qualified to serve as a director due to her extensive experience and leadership in marketing.

Leonard Fluxman Age: 68 Title: Executive Chairman and CEO Director since: March 2019

Mr. Fluxman is our Executive Chairman and Chief Executive Officer since March 2021, and previously served as our President from 2021 through March 2025 and our Executive Chairman from 2019 through March 2021.

Mr. Fluxman served as the President and Chief Executive Officer of Steiner Leisure from January 2001 through March 2019 and as a director from November 1995 through March 2019. Mr. Fluxman served as President and Chief Operating Officer of Steiner Leisure from January 1999 through December 2000. From November 1995 through December 1998, Mr. Fluxman served as Chief Operating Officer and Chief Financial Officer of Steiner Leisure. Mr. Fluxman joined Steiner Leisure in June 1994 in connection with Steiner Leisure’s acquisition of Coiffeur Transocean (Overseas), Inc. (“CTO”), which operated a business similar to that of OSW Predecessor. Mr. Fluxman served as CTO’s Vice President—Finance from January 1990 until June 1994 and as its Chief Operating Officer from June 1994 until November 1996. Mr. Fluxman, a certified public accountant, was employed by Laventhol and Horwath from 1986 to 1989, during a portion of which period he served as a manager.

Mr. Fluxman earned a Bachelor of Commerce from the University of Witwatersrand and a degree of Honors Bachelor of Accounting Science from the University of South Africa.

We believe Mr. Fluxman is qualified to serve as a director due to his prior leadership roles and operations experience, particularly in the consumer and consumer-related products and services industries.

Glenn J. Fusfield Age: 63 Title: Director Director since: March 2019

Mr. Fusfield previously served as our Chief Executive Officer from 2019 through March 2021. He served as President and Chief Executive Officer of OSW Predecessor beginning in July 2016, as President and Chief Operating Officer from April 2007 until July 2016, and as Chief Operating Officer from October 2002 until April 2007. From January 2001 until April 2007, Mr. Fusfield served as Steiner Leisure’s Chief Operating Officer. Mr. Fusfield joined OSW Predecessor in November 2000 as Senior Vice President, Group Operations.

Prior to joining OSW Predecessor, Mr. Fusfield was with Carnival Cruise Lines for 12 years, serving as Director, Hotel Operations, for Carnival from January 1995 until December 1998, and Vice President, Hotel Operations, from January 1999 to October 2000.

Mr. Fusfield earned a B.A. from the University of Denver School of Hotel Management.

We believe Mr. Fusfield is qualified to serve as a director due to his extensive operational expertise and management experience in the cruise industry.

Adam Hasiba Age: 42 Title: Director Director since: June 2020

Mr. Hasiba serves on our Board. Mr. Hasiba joined the Board in June 2020. Mr. Hasiba is a Managing Director at Bruin Capital, where he focuses on sourcing and executing investments, partnering with portfolio company leadership teams, and helping drive long-term value creation across the global sports, media, marketing, and entertainment landscape. He brings a combination of investing expertise, operating experience, and strategic leadership developed over more than two decades working with growth-oriented consumer and media businesses.

Prior to rejoining Bruin Capital, Mr. Hasiba was a Managing Director at L Catterton, one of the world’s leading consumer-focused private equity firms. There, from 2014 to 2026, he worked closely with founders, executives, and boards on investments spanning branded consumer, media, and experiential businesses. His work included evaluating new investment opportunities, supporting capital markets strategy, guiding operational and financial performance initiatives, and helping portfolio companies scale through periods of rapid growth and industry transformation. Earlier in his career, Mr. Hasiba held senior finance and operating leadership roles where he developed deep experience in corporate strategy, capital allocation, and organizational scaling. Across both investing and operating contexts, he has built a reputation for thoughtful leadership, rigorous analytical discipline, and a pragmatic approach to building durable enterprise value.

Mr. Hasiba holds a B.S. in Electrical Engineering from Northwestern University, a B.S. in Physics from Loyola University Chicago, and an M.B.A. from Harvard Business School.

We believe Mr. Hasiba is qualified to serve as a director due to his extensive leadership, supply chain, retail, finance and business optimization experience.

Andrew R. Heyer Age: 68 Title: Director Director since: March 2019

Mr. Heyer is a finance professional with over 40 years of experience investing in the consumer and consumer-related products and services industries, as well as a senior banker in leveraged finance, during which time his clients included many large private equity firms. Mr. Heyer has deployed in excess of 1 billion of capital over that time frame and has guided several public and private companies as a member of their board of directors.

Currently, Mr. Heyer is the Chief Executive Officer and Founder of Mistral Equity Partners, a private equity fund manager founded in 2007 that invests in the consumer industry. He also serves on the boards of Suncrete, Inc. (NASDAQ: RMIX), a position he has held since April 2026; ARKO Petroleum Corp. (NASDAQ: APC), a position he has held since January 2026; Biote Corp. (NASDAQ: BTMD), a position has held since May 2022; Arko Corp. (NASDAQ: ARKO), a position he has held since December 2020; and The Lovesac Company (NASDAQ: LOVE), a position he has held since 2010.

Prior to founding Mistral in 2007, from 2000 to 2007, Mr. Heyer served as a Founding Managing Partner of Trimaran Capital Partners, a 1.3 billion private equity fund. Mr. Heyer was formerly a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds from 1995 to 2001. Prior to joining CIBC World Markets Corp. in 1995, Mr. Heyer was a founder and Managing Director of The Argosy Group L.P. from 1990 to 1995. Before Argosy, from 1984 to 1990, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated, and, prior to that, he worked at Shearson/American Express.

Mr. Heyer received his B.Sc. and M.B.A. from the Wharton School of the University of Pennsylvania, graduating magna cum laude.

We believe Mr. Heyer is qualified to serve as a director due to his extensive finance, investment and operations experience, particularly in the consumer and consumer-related products and services industries.

Lisa Myers Age: 58 Title: Director Director since: June 2023

Lisa Myers is the co-founder and managing partner of Clerisy, a global private equity fund focused on identifying and investing in businesses innovating in consumer and consumer technology. Until establishing Clerisy, Ms. Myers was a partner at L Catterton, a consumer-focused private equity firm with approximately $37 billion of equity capital under management across nine fund strategies in 17 offices worldwide. Prior to joining L Catterton, Ms. Myers spent 19 years with Franklin Templeton, where she was an Executive Vice-president and lead portfolio manager in Templeton’s Global Equity Group, which managed more than $125 billion in assets. Ms. Myers managed some of Templeton’s flagship global equity funds and global asset allocation funds, as well as institutional separate accounts with international and global mandates. She was also the coordinator of Templeton’s global consumer research, which resulted in Templeton holding notable positions in some of the world’s leading brands and retail/consumer businesses. Lisa transitioned into private investing by joining BTG Pactual as Co-Head of Global Partnership Investing before joining L Catterton.

Ms. Myers holds Board positions on several private companies and has previously held Board roles on public companies. Before entering the investment management industry, Ms. Myers practiced law with Willkie, Farr & Gallagher in New York City.

Passionate about helping and mentoring women, Ms. Myers served on the board of Women’s World Banking and co-heads the women's effort on the board of Wharton Private Equity and Venture Capital Alumni Association. Ms. Myers also co-founded YESI, a sports outreach program for underserved children in The Bahamas, where she currently resides and raised her family. Ms. Myers is a CFA charter holder and a member of the CFA Institute.

Ms. Myers earned her B.A. from the University of Pennsylvania and was awarded her J.D. from Georgetown University.

We believe Ms. Myers is qualified to serve as a director due to her extensive finance, global business and public company board experience.

Stephen W. Powell Age: 67 Title: Director Director since: March 2019

Mr. Powell’s experience spans private capital investment, investment banking, corporate operating, corporate governance and public accounting roles. Mr. Powell currently invests in and advises private companies focusing on health and wellness, fitness, nutrition, personal care services and consumer technology sectors. He also serves on the board of directors and as a member of the audit committee of Massage Envy Holdings.

Previously, he served as a member of the boards of directors of Haymaker Acquisition Corp. III, Haymaker Acquisition Corp. II, Atkins Nutritionals, and several private equity backed companies. Mr. Powell served as a managing director of Prospect Capital Corporation from 2015 to 2017, and as a senior advisor to private equity firms Roark Capital Group from 2012 to 2015 and Catterton Partners from 2009 to 2011. From 2006 to 2008, Mr. Powell co-led the capitalization, acquisitions, merger, operations and sale of a salon and spa services, specialty retail, franchising and direct marketing business. From 2001 to 2006, Mr. Powell was head of Consumer Investment Banking for RBC Capital Markets, where he advised private and public companies on capital raising, merger, acquisition and sale initiatives. Previously, Mr. Powell held investment banking positions with Prudential Securities, Wheat First Securities, L.F. Rothschild & Co. and Merrill Lynch Capital Markets.

Mr. Powell began his career as a certified public accountant in the emerging growth companies group of Arthur Andersen & Co. Mr. Powell earned a B.S. in Commerce with a concentration in Accounting and an M.B.A. degree from the University of Virginia.

We believe Mr. Powell is qualified to serve as a director due to his broad experience analyzing, evaluating and advising corporate clients and investee companies, including companies with elements of comparability to the Company, and his board of directors and audit committee experience.

Our Class B Directors (serving until our 2027 annual meeting of shareholders)

Marc Magliacano Age: 51 Title: Director Director since: March 2019

Mr. Magliacano joined the board of Steiner Leisure, the former parent company of OneSpaWorld, in December 2015. Mr. Magliacano currently serves as a Managing Partner for L Catterton’s Flagship Buyout Fund. L Catterton is a consumer-focused private equity firm with approximately $37 billion of equity capital under management across nine fund strategies in 17 offices worldwide. Mr. Magliacano has been a senior investment professional at L Catterton since May 2006.

Prior to joining L Catterton, from 1999 to 2006, Mr. Magliacano was a Principal at North Castle Partners, a private equity firm focused on making consumer growth investments that benefit from healthy living and aging trends. While at North Castle, Mr. Magliacano originated and executed investments in the consumer health and wellness sectors. Prior to joining North Castle, Mr. Magliacano worked at NMS Capital, the merchant bank of NationsBanc Montgomery Securities, making growth investments in early-stage consumer and retail businesses. Mr. Magliacano has served on the boards of directors of a variety of private and public companies, including Restoration Hardware and Leslie’s Pool Supplies.

Mr. Magliacano received a BS in Economics from the University of Pennsylvania’s Wharton School of Business with dual degrees in Finance and Operations and Information Management and received an MBA from Columbia Business School.

We believe Mr. Magliacano is qualified to serve as a director due to his prior experience on a variety of private and public company boards

Walter F. McLallen Age: 60 Title: Director Director since: March 2019

Mr. McLallen is a finance professional with over 35 years of investment banking, corporate finance advisory, capital markets and financial experience. Mr. McLallen has been the Managing Member of Meritage Capital Advisors, an advisory boutique firm focused on debt and private equity transaction origination, structuring and consulting since 2004. Mr. McLallen has extensive board and organizational experience and has served as a director, Chairman or Vice Chairman on numerous corporate and non-profit boards and committees, with a significant historical focus on consumer products related companies.

Mr. McLallen has served as a director of The LoveSac Company (NASDAQ: LOVE), a direct to consumer specialty furniture brand supporting an e-commerce model, since June 2019 and Korea Zinc Company, Ltd., a non-ferrous metals processor, since March 2026; as well as a director of private companies, including Timeless Wine Company, the producer of consumer luxury wine brands Silver Oak, Twomey and OVID, since August 2016; adMarketplace, a search engine advertiser, since 2012; and Frontier Dermatology, a physician practice platform since January 2019.

Mr. McLallen is also a founder and Co-Chairman of Tomahawk Strategic Solutions, a law enforcement and corporate training and risk management company, since 2014. From 2006 to 2015, Mr. McLallen was the Vice Chairman of Remington Outdoor Company, an outdoor consumer platform he co-founded with a major investment firm. Mr. McLallen was formerly with CIBC World Markets from 1995 to 2004, during which time he was a Managing Director, head of Debt Capital Markets and head of High Yield Distribution. Mr. McLallen started his career in the Mergers & Acquisitions Department of Drexel Burnham Lambert and was a founding member of The Argosy Group L.P. in 1990.

Mr. McLallen received a B.A. with a double major in Economics and Finance from the University of Illinois at Urbana-Champaign.

We believe Mr. McLallen is qualified to serve as a director due to his extensive consumer, operational and board experience, as well as his background in finance.

Jeffrey E. Stiefler Age: 79 Title: Director Director since: March 2019

Mr. Stiefler has spent a long career leading a wide range of consumer and business services companies across multiple industry sectors, including financial services, financial technology, real estate, advertising, computer software and services, private equity, and internet start-ups.

Mr. Stiefler served as a director and non-executive chairperson of the board of directors of Worldpay, Inc. (formerly known as Vantiv Holding, LLC) from August 2010 until its initial public offering in March 2012, served as its chairman from March 2012 to January 2018, and then director until WorldPay was acquired by FIS in June 2019, at which point Mr. Stiefler became Lead Independent Director of the combined firm. Mr. Stiefler previously served on the boards of directors of LPL Financial Corporation and VeriFone Systems, Inc., as Lead Director of Taleo Corporation, Inc. prior to its acquisition by Oracle Corporation in April 2012, and Lead Director of Square Trade prior to its acquisition by Allstate in 2017. Mr. Stiefler was the Chairman, President and CEO of Digital Insight from August 2003 until the company’s acquisition by Intuit in February 2007. Prior to Digital Insight, Mr. Stiefler worked with several private equity firms as an operating advisor and held a variety of positions at American Express, including President and Director of the company, and President and CEO of American Express Financial Advisors.

Mr. Stiefler received a B.A. from Williams College and an M.B.A. from Harvard Business School.

We believe Mr. Stiefler is qualified to serve as director due to his extensive strategic, operations, financial and leadership experiences at both the company and board levels.

Proposal 2: Say-On-Pay

We are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section of this Proxy Statement and the related compensation tables and narrative. This item is being presented pursuant to Section 14A of the Exchange Act. Although this advisory vote is not binding, the Compensation Committee will consider the voting results when evaluating our executive compensation program.

Our executive compensation program is designed to support our long-term success and reflect our pay-for-performance culture. We have a strong belief in promoting a pay-for-performance culture, and, accordingly, as described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured an executive compensation program that is competitive, rewards achievement of our business objectives, and aligns the interests of our executive officers, including our Named Executive Officers, with those of our shareholders. Our executive compensation program is designed to recruit and retain as executive officers individuals with the highest capabilities and capacities to develop, grow, and manage our business, and to align their compensation with our Company’s short-term and long-term goals.

You are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the description of our compensation program, compensation tables and narrative discussion, is hereby APPROVED.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF

THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS

DESCRIBED IN THIS PROXY STATEMENT.

Proposal 3: Approval of the Amended and Restated OneSpaWorld Holdings Limited 2019 Equity Incentive Plan

Overview

We are asking our shareholders to approve the Amended and Restated OneSpaWorld Holdings Limited 2019 Equity Incentive Plan (the “Amended and Restated 2019 Plan”), which, if approved by our shareholders, will amend and restate the OneSpaWorld Holdings Limited 2019 Equity Incentive Plan (the “2019 Plan”) in its entirety. A copy of the Amended and Restated 2019 Plan is attached as Appendix A. This Proposal 3 seeks to make certain clarifying changes to the 2019 Plan and (i) increase the number of common shares, par value $0.0001 per share, available for issuance under the 2019 Plan by 4,000,000 common shares, (ii) increase the number of common shares that may be issued pursuant to the exercise of incentive stock options, within the meaning of Section 422 of the Code (“ISOs”) by 4,000,000 common shares, (iii) add a one year minimum vesting requirement to awards granted under the Amended and Restated 2019 Plan, and (iv) extend the term of the 2019 Plan to June 3, 2036 (collectively, the “Proposed Amendments”). Other than the Proposed Amendments, no material changes will be made to the 2019 Plan.

The Board adopted the Amended and Restated 2019 Plan on April 23, 2026, subject to the approval of our shareholders at the Annual Meeting. The Board believes that the proposed share increase contemplated by the Amended and Restated 2019 Plan is necessary to help ensure that the Company has a sufficient reserve of shares available to attract and retain the services of key individuals important to the Company’s long-term growth and success. By approving an increased share reserve, investors help provide the Company with the flexibility to maintain its compensation strategy without frequent requests for additional shares, which supports long-term shareholder value. The quantum of the share request is intended to cover needs associated with three strategic goals: (i) remain competitive with the existing executive management team and provide continued alignment with our shareholders; (ii) allow the pool to support efforts for potential future inorganic growth; and (iii) allow our executive management team to expand in size in order to fully support our continued growth. The Company has employed a conservative approach to equity usage since the inception of the 2019 Plan, as demonstrated by a three-year average burn rate of approximately 1.03% and a share dilution well below the median of its 4-digit GICS peer group. Upon approval of the share request increase, the Company Overhang (as defined below) of 5.04% would still be significantly below the ISS GICS peer median of 9.91%.

If the Amended and Restated 2019 Plan is approved by our shareholders at the Annual Meeting, the Amended and Restated 2019 Plan will become effective on the date of the Annual Meeting. If the Amended and Restated 2019 Plan is not approved by our shareholders at the Annual Meeting, the 2019 Plan will continue in effect (without giving effect to the Proposed Amendments), and we will be subject to the current share limit set forth in the 2019 Plan, reduced by any shares previously issued pursuant to awards granted under the 2019 Plan, as well as any shares subject to outstanding awards granted under the 2019 Plan.

If the Amended and Restated 2019 Plan is approved by our shareholders, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional common shares as soon as reasonably practicable thereafter.

Historical Information

The 2019 Plan provides that the aggregate number of common shares that have been authorized for issuance under the 2019 Plan is 7,000,000 shares.

As of April 8, 2026, 33,289 common shares were available for issuance under the 2019 Plan, after giving effect to common shares previously issued pursuant to awards under the 2019 Plan and common shares subject to outstanding awards under the 2019 Plan.

The market price per share of the securities underlying the shares as of April 8, 2026 was $24.31. For additional information regarding equity-based awards previously granted under the 2019 Plan, please see Note 10 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2025.

The following table provides certain additional information regarding awards outstanding and unvested under the 2019 Plan as of April 8, 2026.

Total Outstanding Performance Stock Units at Target	543,449
Total Outstanding Restricted Stock Units that may be settled in common shares or cash	532,642
Total Full Value Awards Outstanding	1,076,091
Total Outstanding Stock Options	0

Total Outstanding Common Shares	1,076,091

Total Number of Shares Available for Issuance under the 2019 Plan	33,289

Equity Use

Equity-based incentive awards represent a significant portion of our Named Executive Officers’ compensation, representing approximately 65% of their total target compensation.

Burn Rate

Our burn rate over the last three years has averaged 1.03%, which is below the ISS global industry classification standard (GICS) burn rate limit for our industry of 2.4% over the same period. “Burn rate” is calculated by dividing the total number of shares subject to equity awards granted in a given year by the total weighted average number of common shares outstanding during the period, and does not reflect any forfeitures or cancellations.

Overhang Calculation

Our 2025 fiscal year-end overhang is 1.09%, which is well below the 4-digit GICS ISS industry median of 9.91%. “Overhang” is a measure of potential dilution from equity compensation plans and is calculated by dividing the number of common shares subject to equity awards outstanding at the end of the relevant year plus the number of shares available for future grants under our equity plans by the total number of common shares outstanding at the end of such year.

Key Features of the Amended and Restated 2019 Plan

•
No automatic awards are promised to any eligible individual;
•
Administered by the Compensation Committee, an independent committee of our Board;
•
No evergreen or automatic reload provision for the share reserve;
•
Ten-year term;
•
Awards are subject to any clawback or recoupment policy adopted by the Company or required by applicable law or regulation;
•
No re-pricing of stock options or stock appreciation rights without shareholder approval;
•
Meaningful annual limits on total director compensation;
•
No granting of stock options and SARs with a per share exercise price of less than 100% of the fair market value of a common share on the date of grant;
•
Awards granted under the Amended and Restated 2019 Plan will not be eligible to vest earlier than the first anniversary of the date of grant (subject to an exception equal to no more than 5% of the share reserve);
•
No liberal share recycling for stock option awards or SARs;

•
No payment of dividends or dividend equivalents until the underlying award is vested;
•
No “golden parachute” gross ups; and
•
Awards are generally non-transferrable.

Summary of the Material Terms of the Amended and Restated 2019 Plan

The following is a summary of the material terms of the Amended and Restated 2019 Plan. The summary is qualified in its entirety by reference to the complete text of the Amended and Restated 2019 Plan, attached hereto as Appendix A, which is incorporated by reference into this Proposal 3.

Purpose

The purpose of the Amended and Restated 2019 Plan is to advance the interests of the Company, any parent corporation, subsidiary or affiliate (each, a “Participating Company”) and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company and by motivating such persons to contribute to the growth and profitability of the Participating Company.

Awards

The Amended and Restated 2019 Plan provides for the grant of the following types of awards (each, an “Award”): (i) stock options (in the form of either ISOs or non-qualified stock options (“NSOs”)), (ii) stock appreciation rights (“SARs”), (iii) restricted stock, (iv) restricted stock units (“RSUs”), (v) performance awards, (vi) cash awards, and (vii) other stock-based awards.

Securities Offered

Subject to adjustment pursuant to the Amended and Restated 2019 Plan in the event of certain changes in our capitalization or corporate transactions or events, a total of 4,033,289 common shares have been reserved for issuance pursuant to Awards under the Amended and Restated 2019 Plan, which reflects the 33,289 common shares currently available for issuance under the 2019 Plan and the 4,000,000 common shares that we are asking our shareholders to approve in this Proposal 3. No more than 4,033,289 common shares under the Amended and Restated 2019 Plan may be issued pursuant to ISOs. Any common shares subject to an Award that expires or is canceled, forfeited or otherwise terminated without issuance of the full number of shares to which such Award relates will again be available for issuance or delivery pursuant to other Awards under the Amended and Restated 2019 Plan. Any shares tendered in payment of an option or any shares covered by a stock-settled SAR, and any shares delivered or withheld to satisfy any tax withholding obligations pursuant to the exercise or settlement of Options or SARs, in each case, will not be available for issuance or delivery pursuant to other Awards under the Amended and Restated 2019 Plan.

Administration

The Amended and Restated 2019 Plan is administered by a committee of our Board of Directors that has been duly authorized to administer the Amended and Restated 2019 Plan, except if no such committee is authorized by our Board of Directors, our Board of Directors will administer the Amended and Restated 2019 Plan (as applicable, the “Committee”). The Committee has broad discretion to administer the Amended and Restated 2019 Plan, including, but not limited to, the power to determine the eligible individuals to whom Awards will be granted, the amount and timing of Awards to be granted and the terms and conditions of Awards. The Committee may also accelerate the vesting or exercise of any Award and make all other determinations and take all other actions necessary or advisable for the administration of the Amended and Restated 2019 Plan.

Eligibility

Employees and consultants of Participating Companies, as well as non-employee members of our Board, are eligible to receive Awards under the Amended and Restated 2019 Plan, as determined by the Committee in its sole discretion. As of April 15, 2026, the Participating Companies had 5,320 employees and the Company had nine non-employee directors, in each case, who would be eligible to participate in the Amended and Restated 2019 Plan. The basis for participation in the Amended and Restated 2019 Plan, from among those eligible, is within the discretion of the Committee.

Non-Employee Director Compensation Limits

Under the Amended and Restated 2019 Plan, in a single fiscal year, a non-employee director may not be granted Awards for such individual’s service on our Board of Directors which in the aggregate are for more than a number of common shares determined by dividing $500,000 by the fair market value of a common share determined on the last trading day immediately preceding the date on which the applicable Award is granted.

Minimum Vesting Schedule

The Amended and Restated 2019 Plan provides that a vesting period of at least one year will apply to all Awards issued under the Amended and Restated 2019 Plan, except that up to 5% of the shares reserved for issuance under the Amended and Restated 2019 Plan may be issued pursuant to Awards that do not comply with such minimum one-year vesting period.

Types of Awards

Options. We may grant options to eligible individuals under the Amended and Restated 2019 Plan, except that ISOs may only be granted to individuals who are our employees or employees of one of our parents, subsidiaries or affiliates, in accordance with Section 422 of the Code. The exercise price of an option cannot be less than 100% of the fair market value of a share of our common shares on the date on which the option is granted, and the option must not be exercisable for longer than ten years following the date of grant. However, in the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our equity securities, the exercise price of the option must be at least 110% of the fair market value of a common share on the date of grant, and the option must not be exercisable for longer than five years from the date of grant. The Committee has the discretion to determine other terms and conditions of an option Award.

SARs. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our common shares on the date of exercise over the grant price of the SAR. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option. The exercise price for each SAR will be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR will be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR will be not less than the fair market value of a share of our common shares on the effective date of grant of the SAR. Notwithstanding the foregoing, a SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another SAR in a manner that would qualify under the provisions of Section 409A of the Internal Revenue Code. The term of a SAR may not exceed ten years. The Committee has the discretion to determine other terms and conditions of a SAR Award.

Restricted Stock Awards. A restricted stock Award is a grant of shares of our common shares subject to certain restrictions on transferability and risk of forfeiture as determined by the Committee. Under the Amended and Restated 2019 Plan, restricted stock Awards can be granted in the form of either a restricted stock bonus or a restricted stock purchase right. Unless otherwise determined by the Committee and specified in the applicable Award agreement, the holder of a restricted stock Award will have all of the rights of a shareholder, including, without limitation, the right to vote the shares of our common shares subject to the restricted stock Award and the right to receive dividends on the shares of our common shares subject to the restricted stock Award during the applicable restriction period. The

Committee may determine on what terms and conditions the participant will be entitled to dividends payable on the shares of restricted stock, provided that any dividends payable with respect to an Award of restricted stock will be payable to the participant only if and when the underlying Award vests, and any dividends payable with respect to Awards of restricted stock that do not vest will be forfeited. The Committee has the discretion to determine other terms and conditions of a restricted stock Award.

Restricted Stock Units. An RSU is a right to receive cash, shares of our common shares or other consideration as determined by the Committee, subject to certain vesting conditions and other restrictions, equal to the fair market value of one share of our common shares on the date of vesting. RSUs may be subject to certain restrictions, including, without limitation, a risk of forfeiture, as determined by the Committee. The Committee may determine that a grant of RSUs will provide a participant a right to receive dividend equivalents, which entitles the participant to receive the equivalent value (in cash or shares of our common shares) of dividends paid on the underlying shares of our common shares. Dividend equivalents may be paid currently or credited to an account, settled in cash or shares, and may be subject to the same restrictions as the RSUs with respect to which the dividend equivalents are granted. The Committee has the discretion to determine other terms and conditions of an RSU Award.

Performance Awards. A performance award is an Award that vests and/or becomes exercisable or distributable subject to the achievement of certain performance goals during a specified performance period, as established by the Committee. Performance awards may be granted alone or in addition to other Awards under the Amended and Restated 2019 Plan, and may be paid in cash, shares of our common shares or a combination thereof, in the sole discretion of the Committee. The Committee has the discretion to determine other terms and conditions of a performance award.

Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Amended and Restated 2019 Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common shares or other forms determined by the Committee) in such amounts and subject to such terms and conditions as determined by the Committee. Other stock-based awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a participant is otherwise entitled.

Cash Awards. Cash awards may be granted under the Amended and Restated 2019 Plan in such amounts, on such terms and conditions, and for such consideration as the Committee will determine in its sole discretion.

Certain Transactions

In the event of any change in our common shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than common shares (excepting regular, periodic cash dividends) that has a material effect on the fair market value of shares of common shares, appropriate adjustments will be made by the Committee to the number of shares available for issuance under the Amended and Restated 2019 Plan and/or the shares subject to Awards granted under the Amended and Restated 2019 Plan.

The Committee will also have the discretion to make certain adjustments to Awards in the event of a “change in control” of the Company (as defined in the Amended and Restated 2019 Plan), such as (i) the assumption, continuation or substitution of outstanding Awards, (ii) the cancelation of any outstanding Awards in exchange for a payment with respect to each vested share subject to such cancelled Award, (iii) the ability for participants to exercise any outstanding stock options, SARs or other stock-based awards upon the change in control, and/or (iv) the acceleration of vesting of any outstanding Awards. In addition, each outstanding non-employee director Award may become immediately exercisable and vested in full, and except to the extent assumed, continued or substituted in accordance with the Amended and Restated 2019 Plan, may be settled effective immediately prior to the time of consummation of the change in control.

Clawback; Misconduct

All Awards granted under the Amended and Restated 2019 Plan are subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with any Company clawback or similar policy or any applicable law related to such actions. In addition, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, must reimburse the Company for (i) the amount of any payment in settlement of an Award received by such participant during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such participant from the sale of securities of the Company during such 12-month period.

Amendment and Termination

Our Board of Directors or the Committee may at any time amend, suspend or terminate the Amended and Restated 2019 Plan, provided that the rights of a participant granted an Award prior to such amendment, suspension or termination may not be materially impaired without such participant’s consent. In addition, shareholder approval will be required for any amendment to the extent necessary to comply with applicable law or applicable exchange listing standards. Our Board of Directors or the Committee will not have the authority, without the approval of the Company’s shareholders, to amend any outstanding option or SAR to reduce its exercise price per share or to take any action that would be considered a “repricing” of an option or SAR under the applicable exchange listing standards. The Amended and Restated 2019 Plan will remain in effect for a period of ten years (unless earlier terminated in accordance with its terms).

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal U.S. federal income tax consequences related to awards under the Amended and Restated 2019 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options

If an optionee is granted an NSO under the Amended and Restated 2019 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common shares for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common shares on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Incentive Stock Options

A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common shares received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards

The current federal income tax consequences of other awards authorized under the Amended and Restated 2019 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the award recipient recognizes ordinary income.

Section 409A of the Code

Certain types of awards under the Amended and Restated 2019 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Amended and Restated 2019 Plan and awards granted under the Amended and Restated 2019 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Amended and Restated 2019 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

THE DISCUSSION ABOVE IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO RECIPIENTS OF AWARDS UNDER THE INCENTIVE PLAN. AMONG OTHER ITEMS THIS DISCUSSION DOES NOT ADDRESS ARE TAX CONSEQUENCES UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION, OR ANY TAX TREATIES OR CONVENTIONS BETWEEN THE UNITED STATES AND FOREIGN JURISDICTIONS. THIS DISCUSSION IS BASED UPON CURRENT LAW AND INTERPRETATIONAL AUTHORITIES WHICH ARE SUBJECT TO CHANGE AT ANY TIME.

New Plan Benefits

Grants under the Amended and Restated 2019 Plan will be made at the discretion of the Compensation Committee, and therefore, the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and non-employee directors is not currently determinable. Therefore, a New Plan Benefits Table is not provided.

Equity Compensation Plan Information

The information regarding plans and other arrangements required by Item 10(c) of Schedule 14a can be found below in the section entitled “Equity Compensation Plan Information”.

Vote Required for Approval

Approval of this proposal will require the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2019 PLAN.

Proposal 4: Ratification of Independent Registered Public Accounting Firm

The members of our Audit Committee and our Board of Directors believe the continued retention of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2026 is in our best interest. We anticipate that representatives of Ernst & Young will be present at the Annual Meeting, and it is expected that they will have an opportunity to make a statement regarding their services and will be available to respond to questions. Our Board of Directors does not know of any direct or indirect financial interest of Ernst & Young in the Company. Ratification requires the receipt of “FOR” votes constituting a majority of the votes cast on the proposal at the Annual Meeting, assuming a quorum is present.

Ernst & Young served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2025 and 2024.

Principal Accountant Fees and Services

The following table sets forth the fees paid to Ernst & Young that were incurred by the Company and paid by the Company in fiscal years 2025 and 2024.

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$2,064,198	$2,251,337
Audit-Related Fees(2)	90,000	—
Tax Fees(3)	1,871	1,871
All Other Fees(4)	—	—
Total Fees	$2,156,069	$2,253,208

(1)
Audit Fees. Audit fees consist of fees billed for professional services rendered for the audits of our financial statements (including the Sarbanes-Oxley 404 attestation for fiscal years 2025 and 2024), review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings.
(2)
Audit-Related Fees. Audit-related fees include assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
(3)
Tax Fees. Tax fees consist of fees billed for professional services for tax compliance and tax advice.
(4)
All Other Fees. All other fees would include fees for products and services other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy and related procedures requiring its pre-approval of all audit and non-audit services to be rendered by Ernst & Young. These policies and procedures are intended to ensure that the provision of such services does not impair Ernst & Young’s independence. These services may include audit services, audit-related services, tax services and other services. The policy provides for the annual establishment of fee limits for various types of audit services, audit-related services, tax services and other services, within which the services are deemed to be pre-approved by our Audit Committee. Ernst & Young is required to provide our Audit Committee with back-up information with respect to the performance of such services.

Our Audit Committee has delegated to its chair the authority to pre-approve services, up to a specified fee limit, to be rendered by Ernst & Young and requires that the chair report to our Audit Committee any pre-approval decisions made by the chair at the next scheduled meeting of our Audit Committee.

All services performed by Ernst & Young for the Company were pre-approved by our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL 4.

Audit Committee Report

The Audit Committee reports to the Board of Directors by providing oversight of (1) the integrity of our financial statements, (2) the effectiveness of the Company’s internal controls over financial reporting, (3) our compliance with legal and regulatory requirements, (4) the independent registered public accounting firm’s performance, qualifications and independence and (5) the responsibilities, performance, budget and staffing of our internal audit function. The Audit Committee is comprised of five directors, all of whom meet the standards of independence adopted by the SEC and Nasdaq.

In performing our Audit Committee oversight responsibilities, we have reviewed and discussed our audited financial statements for the year ended December 31, 2025, with management and with representatives of Ernst & Young, our independent registered public accounting firm.

The Audit Committee also discussed with Ernst & Young matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received from Ernst & Young the written disclosures and the letter required by applicable requirements of the PCAOB regarding the Company’s independent registered public accounting firm’s communication with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of Ernst & Young with representatives of such firm. The Audit Committee is satisfied that the non-audit services provided to us by Ernst & Young are compatible with maintaining its independence.

Management is responsible for our system of internal controls and the financial reporting process. Ernst & Young is responsible for performing an audit of the financial statements in accordance with the standards of the PCAOB and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the reviews and discussions referred to in this Audit Committee Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Walter F. McLallen, Chair Glenn Fusfield Adam Hasiba Andrew R. Heyer Stephen W. Powell

CORPORATE GOVERNANCE

Strong corporate governance is an integral part of our core values. The Company’s business and affairs are managed by our Board of Directors, which may exercise all such powers of the Company as are not by our Articles required to be exercised by our shareholders. Our Board of Directors establishes Company policies and oversees our performance, our executive officers and other members of our management team to whom our Board of Directors has delegated authority to manage day-to-day business operations.

On April 23, 2025, our Board approved an amendment to our Articles to declassify the Board beginning at the 2025 Annual Meeting of Shareholders so that, as existing class terms expire, directors are elected for a one-year term. The amendment did not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendment, including the directors elected at the 2024 Annual Meeting of Shareholders. The Board will be fully declassified beginning at the 2027 Annual Meeting of Shareholders, when the term of the last elected class of directors has expired.

The following table sets forth the director class, name, age as of April 24, 2026, and other information for each member of our Board:

Board of Directors (as of the date hereof)

Director/Nominee	Age	Class	Audit Committee	Compensation Committee	Nominating and Governance Committee
Leonard Fluxman*	68	A
Andrew R. Heyer	68	A	✓
Lisa Myers	58	A			✓
Marc Magliacano	51	B		✓
Walter F. McLallen†	60	B	✓*		✓
Jeffrey E. Stiefler	79	B		✓	✓*
Maryam Banikarim	57	C			✓
Glenn J. Fusfield	63	C	✓
Adam Hasiba	42	C	✓
Stephen W. Powell	67	C	✓	✓*

* Indicates chairperson.

† Indicates audit committee financial expert.

Leadership Structure

Our Board of Directors is responsible for establishing and maintaining an effective leadership structure for the Company. Our Board of Directors has not mandated a particular leadership structure and maintains the flexibility to determine on an individual basis whether the positions of Chief Executive Officer and Executive Chairman of the board (the “Chairman of the Board”) should be combined or separated. This flexibility allows our Board of Directors to organize its functions and conduct its business in a manner it deems most effective based on the current circumstances. As of April 24, 2026, Leonard Fluxman serves as Executive Chairman, Chief Executive Officer and Director. Together, Mr. Fluxman and Stephen B. Lazarus (our President, Chief Financial Officer and Chief Operating Officer) lead a senior management team with over 150 years of combined industry experience.

The Board believes that having Mr. Fluxman serve as both Chairman and Chief Executive Officer is the most effective leadership structure for the Company at this time. Mr. Fluxman has over 30 years of leadership and operations experience, including over 25 years of experience in the consumer and consumer-related products and services industry. Mr. Fluxman served as Chief Executive Officer of Steiner Leisure and OSW Predecessor from January 2001 to March 2019, Executive Chairman of the Company from March 2019 to March 2021, and Chairman and Chief Executive Officer of the Company since March 2021. Based on Mr. Fluxman’s direct and highly relevant experience, the Company’s performance under his leadership and the Board’s engagement with Mr. Fluxman since March 2019, the Board believes that Mr. Fluxman is uniquely well positioned to serve as both Chairman and Chief Executive Officer of the Company and lead the Company's business, operations and strategy in such capacity at this time.

The combination of Chairman and Chief Executive Officer roles at this time enables consistent communication and coordination with our team members throughout the Company and with our Board of Directors, and effective and efficient implementation of our business strategies. The combination of the Chief Executive Officer and Chairman roles is balanced by our Lead Independent Director position, by the independence of all of our other directors, the combination of whom has significant experience in leadership roles at public companies, other large, complex organizations, and companies in industry sectors relevant to the Company, and by the three principal committees of the Board, each of which consists solely of independent directors.

Stephen W. Powell is our designated Lead Independent Director. As Lead Independent Director, Mr. Powell serves as a liaison between the Company’s management and the non-executive directors, and has responsibilities relating to the general operation and processes of the Board, including ensuring that directors receive information necessary for the performance of their duties, ensuring that the Board and its committees have sufficient time for deliberation and decision-making, overseeing the annual Board review and self-evaluation, and ensuring that directors receive sufficient education and training.

Phase-out of Classified Board Structure

We are in the process of declassifying our Board over a three-year phase-out period. Pursuant to the Articles, the phase-out will have the following effects:

•
the nominees elected at the Annual Meeting (and at each subsequent annual meeting) will be elected for one-year terms; and
•
following the 2027 Annual Meeting of Shareholders, the entire Board will be elected annually.

Board of Directors Committees

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Members serve on these committees until their successors are duly elected and qualified or until their earlier resignation, removal or death. Our Board of Directors may establish other committees as it deems necessary or appropriate.

Our standing committee charters and Code of Ethics are posted on our website at www.onespaworld.com/investor-relations. Paper copies may be obtained upon request by writing to us: One Spa World Holdings Limited c/o One Spa World LLC, 770 South Dixie Highway, Suite 200, Coral Gables, Florida, 33146, Attention: Inga A. Fyodorova, Corporate Secretary.

Audit Committee

At least annually, our Audit Committee reviews and assesses its charter and its performance under the charter. In addition, our Audit Committee has, among others, the following authority and responsibilities:

•
Reviews the effectiveness and adequacy of our internal accounting controls structure and procedures and discusses such results with our independent auditors and management;
•
Considers the adequacy of internal accounting controls and procedures, the selection and recommendations of our independent auditors, the scope and results of annual audits, fees to be paid to our independent auditors, the annual audit plan and changes to the audit plan, and the performance of our independent auditors; and
•
At least quarterly, meets with management, internal auditors, and the independent auditor, in separate executive sessions, to review the Company’s financial statements and financial reports.

Our Audit Committee charter requires that each of the members of our Audit Committee is independent, as defined under SEC rules and the Nasdaq Listing Rules, and that each member is able to read and understand fundamental financial statements, including balance sheet, income statement, statement of equity and statement of cash flows. Additionally, at least one member of our Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual being financially sophisticated, which may include being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and at least one member of the Committee must be an audit committee financial expert. The authority and responsibilities of our Audit Committee are described in greater detail in our Audit Committee charter, available on our website at www.onespaworld.com/investor-relations.

Our Audit Committee consists of Mr. McLallen (chairperson), Mr. Fusfield, Mr. Hasiba, Mr. Heyer and Mr. Powell. Mr. McLallen qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and has employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background as required by the Nasdaq Listing Rules. Each of our Audit Committee members is “financially literate” as that term is defined by the Nasdaq Listing Rules and our Board of Directors has determined that each is independent pursuant to applicable SEC regulations and the Nasdaq Listing Rules. Our Audit Committee held eight meetings during the fiscal year ended December 31, 2025.

Effective on June 3, 2026, our Audit Committee will consist of Mr. McLallen (chairperson), Mr. Hasiba, Mr. Heyer and Mr. Powell, and will continue to be solely composed of directors determined by the Board to be independent, as defined by the applicable SEC rules and Nasdaq Listing Rules. After that date, Mr. Fusfield will no longer serve as a member of our Audit Committee while continuing to serve as a director. From time to time, consistent with the committee charter, Mr. Fusfield may be invited to join appropriate portions of committee meetings to provide historical context and subject-matter input regarding the Company’s financial reporting processes and risk profile but will not participate in voting, decision making or executive sessions (with or without the independent auditor present).

Compensation Committee

Our Compensation Committee has the responsibility and authority to supervise and review the affairs of the Company as they relate to the compensation and benefits of our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer and our Board of Directors. In carrying out these responsibilities, our Compensation Committee reviews all components of executive officer and director compensation for consistency with the Company’s compensation philosophy, as in effect from time to time, and with the interests of our shareholders. Notwithstanding the foregoing, our Board of Directors, at the recommendation of our Compensation Committee, is solely responsible for determining the compensation of our Board of Directors. The responsibilities and activities of our Compensation Committee are described in greater detail in the Compensation Committee charter, available on our website at www.onespaworld.com/investor-relations.

In addition, our Compensation Committee has, among others, the following authority and responsibilities:

•
Periodically review and advise our Board of Directors concerning the Company’s overall compensation (including executive officer and director compensation) for consistency with the Company’s compensation philosophy, as in effect from time to time, and with the interests of the Company’s shareholders, and review and advise our Board of Directors concerning policies and plans, including a review of both regional and industry compensation practices and trends;
•
Review and recommend to our Board of Directors for approval the frequency with which the Company conducts Say-On-Pay votes, taking into account the results of the most recent shareholder advisory vote on Say-On-Frequency votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say-On-Pay vote and the Say-On-Frequency vote to be included in the Company’s Proxy Statement;
•
Monitor and assess risks associated with the Company’s compensation policies and consult with management regarding such risks;
•
Review and discuss with management the Company’s Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information, and determine whether to recommend the CD&A and related executive compensation information for inclusion in the Company’s Proxy Statement for the annual meeting of shareholders, in accordance with applicable rules and regulations of the SEC;
•
Make recommendations to our Board of Directors regarding the establishment and terms of the Company’s incentive compensation plans and administer such plans;
•
Obtain advice, analysis and assistance from compensation consultants, independent legal counsel, accounting, or other advisors, as appropriate to perform its duties;
•
Delegate all or a portion of its duties and responsibilities to one or more subcommittees of our Compensation Committee comprised of at least two members of our Compensation Committee;
•
Report to our Board of Directors on our Compensation Committee’s activities on a regular basis; and
•
Perform such other activities consistent with the charter, our Articles, and governing law as our Compensation Committee deems necessary or as our Board of Directors may direct.

Our Compensation Committee meets as often as it deems necessary to fulfill its responsibilities, but not less frequently than four times each year. Our Compensation Committee may request that any employee of the Company attend any of its meetings or meet with any Compensation Committee member or any consultant or advisor to the Compensation Committee. Our Compensation Committee meets at least annually with the Company’s Chief Executive Officer and such other senior executives of the Company as the Committee deems appropriate; provided, however, that the Chief Executive Officer may not be present during deliberations or voting regarding his compensation. The Compensation Committee also meets periodically in executive session without the presence of management.

Our Compensation Committee charter requires that each of the members of our Compensation Committee is independent and satisfies the requirements of Rule 10C-1 under the Exchange Act, and the Nasdaq Listing Rules. A director cannot serve on our Compensation Committee if any executive officer of the Company serves on the Board of Directors of an entity that employs such director as an executive officer.

Our Compensation Committee consists of Mr. Powell (chairperson), Mr. Magliacano and Mr. Stiefler. All members of the Compensation Committee are independent as defined by the applicable standards of the SEC and the Nasdaq Stock Market. Each member of our Compensation Committee is a “non-employee” director as defined under Section 16 of the Exchange Act. Our Compensation Committee held five meetings during the fiscal year ended December 31, 2025.

Nominating and Governance Committee

Our Nominating and Governance Committee is responsible for (i) identifying individuals qualified to become members of our Board of Directors; (ii) selecting, or recommending to our Board of Directors, director nominees for each election of directors; (iii) developing and recommending to our Board of Directors criteria for selecting qualified director candidates; (iv) considering committee member qualifications, appointment and removal; (v) recommending a code of conduct applicable to the Company; and (vi) providing oversight in the evaluation of our Board of Directors and each committee. The responsibilities and activities of our Nominating and Governance Committee are described in greater detail in the Nominating and Governance Committee charter, available on our website at www.onespaworld.com/investor-relations.

Our Nominating and Governance Committee meets as often as it deems necessary or appropriate to fulfill its responsibilities, and at least once during each fiscal year. Our Nominating and Governance Committee may meet with management and individual directors at such time as it deems appropriate to discuss any matters.

Our Nominating and Governance Committee consists of Mr. Stiefler (chairperson), Ms. Banikarim, Mr. McLallen and Ms. Myers. All members of our Nominating and Governance Committee are independent as defined by the applicable standards of the SEC and the Nasdaq Stock Market. Our Nominating and Governance Committee held four meetings during the fiscal year ended December 31, 2025.

Nominating Functions

To fulfill its responsibilities and duties in connection with its nominating functions, our Nominating and Governance Committee, among other things:

•
Determines criteria for selecting new directors, including desired skills, experience and attributes, and identifies and seeks individuals qualified to become directors;
•
Evaluates and selects, or recommends to our Board of Directors, nominees for each election of directors, except that if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, our Nominating and Governance Committee need not evaluate or propose such nomination, unless required by contract or requested by our Board of Directors;
•
Develops and recommends to our Board of Directors for approval standards for determining whether a director is independent;
•
Considers any nominations of director candidates validly made by the Company’s shareholders, reviews shareholder proposals and recommends Board responses, oversees engagement with shareholders and proxy advisory firms, and reviews proxy advisory firm policies and voting recommendations;
•
Reviews and makes recommendations to our Board concerning qualifications, appointment, and removal of committee members; and
•
Reviews our Board of Directors leadership structure and recommends changes to our Board of Directors as appropriate.

Corporate Governance

To fulfill its responsibilities and duties in connection with its corporate governance functions, our Nominating and Governance Committee, among other things:

•
Develops, proposes changes to our Board of Directors, or recommends for approval, and reviews on an ongoing basis the adequacy of our Articles and our governance guidelines applicable to the Company, including criteria for selecting new directors and other corporate governance policies;
•
Reviews the Code of Ethics periodically and recommends changes and adopts procedures for monitoring and enforcing compliance with such Code of Ethics;
•
Reviews, at least annually, the Company’s compliance with the Nasdaq corporate governance listing requirements, and reports to our Board of Directors regarding the same;
•
Reviews and discusses with management disclosure of the Company’s corporate governance practices, including information regarding the operations of the Committee and other committees, director independence and the director nominations process, and recommends that this disclosure be included in the Company’s Proxy Statement or annual report on Form 10-K, as applicable;
•
Reviews emerging corporate governance trends and practices, and recommends changes to the Company’s corporate governance practices to our Board of Directors;
•
Assists our Board of Directors in developing evaluation criteria, and in the evaluation of the performance of our Board of Directors and committees; and
•
Performs any other activities consistent with the charter, our Articles, and governing law, as the Nominating and Governance Committee or our Board of Directors deems necessary or appropriate.

Board and Workforce Diversity and Inclusion

We do not have a formal policy on diversity. Our Nominating and Governance Committee is committed to seeking members from various professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional integrity. The Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of Board candidates, as well as the composition of the Board as a whole. This assessment includes director independence, as well as consideration of diversity, character and judgment, skills and experience in the context of the needs of the Board. Our Nominating and Governance Committee reviews and monitors the Company’s policies, programs and initiatives for sustainability, including employee diversity and inclusion, and provides guidance to our Board of Directors on such matters.

Shareholder Nominations

Our Nominating and Governance Committee considers and evaluates any candidate who is properly recommended by shareholders or identified by members of our Board of Directors.

A shareholder’s written nomination notice to the Corporate Secretary of the Company must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, and the reasons for conducting such business at such annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, (d) the names of any other beneficial owners of such shares, (e) any material interest of the shareholder in such business and (f) the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal and the class and numbers of shares beneficially owned by such shareholders.

Director Independence

Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by the SEC and the Nasdaq Listing Rules.

The Nasdaq Listing Rules require listed companies to have a board of directors with at least a majority of “Independent Directors” (as such term is defined in the Nasdaq Listing Rules). Under the Nasdaq Listing Rules, in order for a director to be deemed independent, the board of directors must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities.

In accordance with the Nasdaq Listing Rules, our Board of Directors annually determines each director’s independence. We do not consider a director independent unless our Board of Directors has determined that he or she has no material relationship with us. We monitor the relationships of our directors and officers through a questionnaire each director completes no less frequently than annually and update periodically as information provided in the most recent questionnaire changes.

As part of its analysis, our Board of Directors affirmatively determined that Mses. Banikarim and Myers and Messrs. Fusfield, Hasiba, Heyer, Magliacano, McLallen, Powell and Stiefler are independent. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and other outside activities as they may relate to the Company and our management team.

Board of Directors Meetings; Executive Sessions; Annual Shareholders’ Meetings

The Chairman of the Board presides over each Board of Directors meeting. Our Board of Directors meets at least quarterly to discuss matters including Company strategy, enterprise risks, results of operations, and corporate governance. The independent members of our Board of Directors meet on a regularly scheduled basis in executive session without our Chief Executive Officer or other members of management, and any director may call for an executive session at any Board of Directors’ meeting.

Our Board of Directors may convene special meetings of the shareholders of the Company at such times and in such manner and places within or outside The Bahamas, or by means of remote communication, as the directors consider necessary or desirable.

During the fiscal year ended December 31, 2025, our Board of Directors held seven regular meetings, executive sessions with respect to each such regular meeting, and no special meetings. All of our directors attended at least 75% of the meetings of the Board and of the committees on which they served during such fiscal year, except for Mr. Fusfield and Mr. Magliacano. Mr. Fusfield attended six of seven Board meetings and four of eight Audit Committee meetings held during 2025 (67% of the aggregate meetings) and was unable to attend the missed meetings, including three meetings held within an eight-day period in late July 2025, due to a serious medical issue. He has since resumed regular attendance. Mr. Magliacano attended six of seven Board meetings and two of five Compensation Committee meetings held during 2025 (67% of the aggregate meetings). He was unable to attend one Board meeting and one Compensation Committee meeting in April 2025 due to a family emergency. We encourage all our directors and nominees to attend our annual meetings. All of our directors attended the 2025 annual meeting of shareholders.

Evaluation of Board and Committee Performance

The Nominating and Governance Committee assists our Board of Directors in developing criteria for the evaluation, and in evaluating, the performance of our Board of Directors and committee performance, including as supported by annual independent Board and committee evaluations conducted by Nasdaq Board Advisory.

The Nominating and Governance Committee evaluates the standing committees, including each member of such committee. The committee assesses and recommends to our Board of Directors committee composition and any necessary changes to committee charters.

The Nominating and Governance Committee periodically assesses and communicates with our Board of Directors concerning the appropriate criteria for nominating and appointing directors, including the size and composition of our Board of Directors, corporate governance policies, Nasdaq Capital Market listing standards, securities laws, and any other applicable rules and regulations.

Risk Oversight

Our Audit Committee, at least annually, reports and discusses the guidelines and policies with respect to risk assessment and risk management of the Company’s enterprise risk exposure with our Board of Directors. Our Audit Committee reviews with the Chief Executive Officer and Chief Financial Officer of the Company any report on significant deficiencies in the design or operation of the internal controls that could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in the internal controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls. Additionally, our Audit Committee discusses major financial risk exposures, cybersecurity risks and other identified enterprise risks and the steps management has taken to monitor and control such exposures.

Our Audit Committee also establishes procedures for the receipt, investigation, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Our Audit Committee also adopts, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns and reviews and investigates conduct alleged by our Board of Directors to be in violation of the Company’s Code of Ethics, and adopts, as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

Shareholder Engagement

We believe regular engagement with our shareholders is an important part of effective corporate governance. We maintain an ongoing dialogue with shareholders throughout the year regarding our business, strategy and performance and, as appropriate, governance matters. Our engagement may include proactive outreach in connection with our annual meeting cycle and additional engagement in response to shareholder feedback, significant developments or evolving governance and disclosure practices.

Shareholder engagement is coordinated by members of management, including our investor relations and legal teams, with participation from senior executives as appropriate. When warranted based on the topic and circumstances, independent directors, including our Lead Independent Director and relevant committee chairs, may participate in discussions focused on corporate governance, Board composition and leadership, and executive compensation. We also engage, as appropriate, with proxy advisory firms on governance- and compensation-related topics.

Our Nominating and Governance Committee oversees our shareholder engagement efforts on governance-related matters and regularly reports to the Board regarding engagement themes and feedback. We consider shareholder perspectives in evaluating our governance practices and disclosure, and in assessing Board composition and director selection, including the skills, experience and attributes that best position our Board to oversee the Company’s strategy and risk profile. Where appropriate, we also use engagement feedback to inform enhancements to our proxy statement disclosure.

Communications with our Board of Directors

Shareholders and interested parties may contact any member (or all members) of our Board of Directors (including, without limitation, the non-management directors as a group), any committee of our Board of Directors or the chair of any such committee by mail. All such correspondence may be sent to our Board of Directors, any committee or any individual director, c/o One Spa World LLC, 770 South Dixie Highway, Suite 200, Coral Gables, Florida, 33146, Attention: Inga A. Fyodorova, Corporate Secretary.

Code of Ethics

Our Board of Directors has adopted our Code of Ethics that applies to our executive officers, directors, employees and agents. A copy of the Code of Ethics will be provided without charge upon request from us and is available on our corporate website at www.onespaworld.com/investor-relations. The information contained on, or that can be accessed through, the websites referenced throughout this Proxy Statement are not incorporated into this Proxy Statement.

Further, references to website addresses throughout this Proxy Statement are intended to be inactive textual references only. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Insider Trading Policy—Prohibition on Hedging and Pledging

Our Board has adopted an insider trading policy (the “Insider Trading Policy”) to promote compliance with applicable securities laws that prohibit certain persons who are aware of material non-public information about a company from (i) trading in securities of that company; or (ii) providing material non-public information to other persons who may trade on the basis of that information. It is also our policy to comply with all applicable securities laws when transacting in OneSpaWorld securities. The insider trading policy prohibits our and our subsidiaries’ directors, officers and employees from engaging in hedging or monetization transactions such as selling “short,” buying or selling puts or calls or other derivatives on OneSpaWorld securities, or otherwise entering into any hedging arrangements involving our securities. Additionally, our directors, officers and other employees are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Sustainability and Social Responsibility

Our Board of Directors and our leadership team oversee our corporate strategy with respect to establishing, implementing and monitoring our sustainability policies, practices and procedures embedded across our operations in order to mitigate risks, identify opportunities and maximize the long-term performance and value of the Company. Our Board of Directors fulfills this duty through their oversight functions, with operational management delegated to our executive officers and management team.

The Company has formalized a plan to review, establish, manage, assess and communicate our sustainability policies, practices and procedures (the “Sustainability Plan”). Our Sustainability Plan was informed by components of industry-leading frameworks, including the Sustainability Accounting Standards Board (“SASB”) (now as part of IFRS Foundation), pertinent to the Company’s operations and goals. Pursuant to the Sustainability Plan and in consultation with external advisors, we created an internal Sustainability working group, led by our President, Chief Financial Officer and Chief Operating Officer, Senior Vice President of Taxation, and Senior Vice President and General Counsel. This group reports to our Executive Chairman and the Nominating and Governance Committee of our Board on an ongoing basis. We have conducted interviews with internal stakeholders to identify and assess sustainability-related risks and opportunities relevant to our business. Among other initial Sustainability Plan deliverables, we have developed our Sustainability and Social Responsibility website, at www.onespaworld.com/our-world/corporate-social-awareness, which includes our Sustainability and Social Responsibility report, and which outlines our sustainability policies, practices and procedures. The information contained on or accessible through our website is not incorporated by reference into this Proxy Statement or any of our other filings with the SEC or considered to be part of this document.

We believe the accountability of our leadership to our employees and our shareholders, how we manage our impact on the environment and the communities where we operate, and our relationships with all constituencies across our business are all important to the success of our business. Our strategic priorities include programs designed to incorporate sustainable business practices into our operations, foster a respectful workplace that is inclusive of different perspectives, enhance employee support and personal and career development, strengthen data privacy and cybersecurity, and invest in our communities by continuing to support local organizations and programs that align with our values.

A Commitment to Environmental Stewardship

We seek to minimize our impact on the environment and we believe that our sustainability policies, practices and procedures mitigate risk and create meaningful long-term value for our shareholders. We work to promote practices that are more efficient and effective relative to resource conservation and preservation in collaboration with our partners. We have implemented sustainability initiatives across our organization, including workplace recycling, paper usage and plastic water bottle reduction, and light sensor installations to reduce electricity consumption. We have collaborated with our third-party product suppliers to introduce improved packaging and product solutions to reduce environmental impacts. Initiatives include changes to our packaging materials from polystyrene to recyclable pillow packs, removal of paper leaflets from our shipments, and elimination of plastic spatulas from certain of our supplier products. Our primary supplier is a certified B Corporation® that prioritizes strong standards of social and environmental performance, accountability, and transparency, including ingredient traceability and utilization of biodegradable rinse-off formulas.

A Focus on People

As the pre-eminent global operator of health and wellness services onboard cruise ships and in destination resorts, our people are essential to the performance of our operations, the long-term success of our Company, and the value we deliver to our shareholders. Our employees are responsible for upholding our purpose, integrity, and accountability, and representing OneSpaWorld’s mission and values as a global health and wellness company. To attract, retain, motivate, and advance the best talent, we focus on building a culture where employees can safely thrive in an environment supportive of their unique personalities, boundaries, talents, passions, strengths, responsibilities, and personal and career goals.

We prioritize the health and safety of our employees and work alongside our cruise line and destination resort partners to mitigate risks and maintain safe environments for our employees and customers. Our comprehensive safety manual, “Guidelines for Protection and Sanitization,” along with our protocols and trainings, reinforce workplace safety. We also invest in our communities with donations to local organizations and programs and provide educational scholarships and support to our team members facing adversity.

The Human Capital section of our 2025 Annual Report on Form 10-K addresses the programs and practices pertaining to our people, culture and ethics, belonging and inclusion, talent attraction, talent retention, training and development, health and safety, and succession plan.

As evidenced by our sustainability priorities and initiatives in support of our people, communities, and planet, we continue to imagine, develop and undertake strategies, policies and procedures across our Company designed to mitigate risks, identify opportunities and maximize the long-term performance and value of the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Compensation arrangements with our named executive officers and directors are described elsewhere in this Proxy Statement.

Registration Rights Agreement

On June 12, 2020, the Company, Steiner Leisure and certain other investors, including members of our management and Board of Directors and certain existing shareholders of the Company, entered into a Second Amended and Restated Registration Rights Agreement (the “A&R RRA”). The A&R RRA provided for customary registration rights, including demand registration rights previously held by Steiner Leisure and piggyback rights that are currently held by certain of the Company’s directors.

Review, Approval or Ratification of Transactions with Related Persons

Consistent with Bahamian law and our Articles, we have adopted a Code of Ethics that prohibits directors and executive officers from engaging in transactions that may result in a conflict of interest with us. The Code of Ethics includes a policy requiring that our Audit Committee review and approve any transaction a director or executive officer proposes to have with us that could give rise to a conflict of interest or the appearance of a conflict of interest, including any transaction that would require disclosure under Item 404(a) of Regulation S-K. In conducting this review, our Audit Committee is obligated to ensure that all such transactions are fair and reasonable to us and on terms not less favorable to us than those available from unaffiliated third parties.

Our Audit Committee also reviews and approves any transactions between the Company and any related person (as defined in Item 404 of Regulation S-K) on an ongoing basis, in accordance with Company policies and procedures; keeps the Company’s independent auditor informed of the Committee’s understanding of the Company’s relationships and transactions with related persons that are significant to the Company and whether the Audit Committee has concerns regarding relationships or transactions with related persons and, if so, the substance of those concerns; and reviews and discusses with the Company’s independent auditor the independent auditor’s evaluation of the Company’s identification of, accounting for, and disclosure of its relationships and transactions with related persons, including any significant matters arising from the audit regarding the Company’s relationships and transactions with related persons.

Executive Officers

Name	Age	Position
Leonard Fluxman	68	Executive Chairman and Chief Executive Officer
Stephen B. Lazarus	62	President, Chief Financial Officer and Chief Operating Officer
Susan Bonner	61	Former Chief Commercial Officer

Leonard Fluxman See “Proposal 1: Election of Directors—Our Class A Directors.”

Stephen B. Lazarus is our President, Chief Financial Officer and Chief Operating Officer since March 2025. Mr. Lazarus served as our Chief Financial Officer and Chief Operating Officer since March 2019. Prior to our March 2019 business combination, Mr. Lazarus served as Chief Operating Officer and Chief Financial Officer of Steiner Leisure since December 2014. From August 2006 to 2014, Mr. Lazarus served as Steiner Leisure’s Executive Vice President and Chief Financial Officer. From July 2003 through August 2006, Mr. Lazarus served as Steiner Leisure’s Senior Vice President and Chief Financial Officer. From October 1999 until joining Steiner Leisure, Mr. Lazarus was Division Vice President and Chief Financial Officer for Rayovac Corporation’s Latin America Division. From September 1998 through September 1999, Mr. Lazarus was Director, Financial Planning and Analysis for Guinness, a division of Diageo. Prior to that, Mr. Lazarus was with Duracell, Inc. (later a subsidiary of The Gillette Company) from February 1990 until April 1998, where he held finance and business positions of increasing responsibility. From February 1988 to January 1990, Mr. Lazarus was employed by Ernst & Young as a senior auditor. Mr. Lazarus earned a Bachelor of Commerce degree from the University of Witwatersrand and a Masters of Science in Management from the University of London.

Susan Bonner was our Chief Commercial Officer from October 2020 until March 2025. Ms. Bonner has over 20 years of experience in the cruise line sector and is a seasoned executive with a proven track record and significant background in strategy, revenue management, operations management, sales, and marketing. Prior to joining the Company, she served as Managing Director and Vice President, APAC Region for Celebrity Cruises, a subsidiary of Royal Caribbean International, since January 2020, in which role Ms. Bonner developed strategic plans, executed operational initiatives, and established critical partnerships, among other responsibilities. Previously, she served in global leadership roles at Royal Caribbean International and its five brands, including Managing Director and Vice President, Australia and New Zealand from June 2018 to October 2020 and Vice President, Revenue Management and Onboard Revenue for Celebrity Cruises from January 2015 to June 2018. Prior to her time with Royal Caribbean, she served with Norwegian Cruise Line, Seabourn Cruise Line and KPMG Consulting.

COMPENSATION DISCUSSION AND ANALYSIS

Business Outlook

At our core, we are a global services company. We are the market leader in the outsourced maritime health and wellness market with a consistent dominant market share at sea, driven by strong competitive positioning and dedication to extraordinary customer service. Over more than 50 years, we have built our leading market position on our highly complex global personnel sourcing, education and training and operations management platform, and operating protocols that produce our unrivaled depth and consistency of staff expertise to deliver outstanding guest experiences; broad and innovative service and product offerings; expansive global logistics platform; and decades-long partnerships with our cruise line and destination resort partners. Throughout our Company’s history, our mission has been simple: helping our guests look and feel their best during and after their stay. We serve a critical role for our cruise line and destination resort partners, operating a complex and increasingly essential aspect of their guests’ overall experience.

In 2025, OneSpaWorld achieved record-breaking performance. We drove increases in key operating metrics which produced double-digit growth in quarterly Total Revenues and Adjusted EBITDA and our fourth consecutive year of record financial results.

Our balanced capital allocation strategy, fueled by our strong cash flow generation and positive outlook, enabled us to return $92.9 million to shareholders during the year - $17.5 million in quarterly dividends and $75.4 million from our repurchase of 3.9 million common shares, while repaying $15.0 million of our Term Loan Facility. We ended 2025 with a strong balance sheet, including $17.5 million in cash and $67.5 million of total liquidity.

We begin fiscal 2026 with strong momentum and confidence to deliver another record year. Based on our market outlook, outstanding team, proven strategies and execution, scaling innovations, new ship builds, and strong capitalization, we expect fiscal 2026 Total Revenues to exceed the one-billion-dollar mark, and for Total Revenues and Adjusted EBITDA to deliver high-single digit growth at the mid-point of our guidance ranges from actual fiscal 2025 results, excluding revenues from exited and reorganized operations.

Named Executive Officers

The purpose of this Compensation Discussion and Analysis section is to provide information regarding the material elements of compensation that are paid to, awarded to, or earned by, our Chief Executive Officer, Chief Financial Officer, and other most highly compensated executive officer, who we refer to collectively as our “Named Executive Officers.” For fiscal year 2025, our Named Executive Officers and their respective job titles were as follows:

Named Executive Officer(1)	Position as of December 31, 2025
Leonard Fluxman	Chief Executive Officer & Executive Chairman
Stephen B. Lazarus	President, Chief Financial Officer and Chief Operating Officer
Susan Bonner(2)	Former Chief Commercial Officer

(1)
Because we only had three “executive officers” as such term is defined in Rule 3b-7 of the Exchange Act for the fiscal year ended December 31, 2025, we only have three Named Executive Officers.
(2)
Ms. Bonner’s employment with the Company terminated effective as of March 17, 2025.

Leadership Transition

Mr. Lazarus was appointed President of the Company effective as of March 17, 2025, and will serve as President, Chief Financial Officer and Chief Operating Officer until a replacement for Chief Financial Officer is appointed. As part of this transition, Mr. Fluxman stepped down from the role of President; he continues to serve as the Company’s Executive Chairman and Chief Executive Officer. Also, effective as of March 17, 2025, Ms. Bonner’s employment was terminated by the Company without cause. Ms. Bonner received certain severance benefits in connection with her termination, as set forth below under “Benefits and Payments Upon Termination.”

Compensation Philosophy and Objectives

Our compensation philosophy is centered around attracting and retaining high-performing talent aligned with our corporate culture, motivating performance, and aligning the interests of our executives with those of our shareholders. We believe that an effectively-designed and competitive compensation program is essential to drive the consistent long-term success of our Company.

Our compensation objectives are as follows:

1.
Attract and Retain Outstanding Talent: We offer leadership positions with high-value career development opportunities featuring competitive compensation packages that attract and retain highly skilled executives in our industry. By providing competitive base salaries, annual incentives, and long-term equity awards, we strive to create an environment where executives are motivated to make individual contributions and lead their teams to effect the consistently increasing success of our Company.
2.
Performance-Based Compensation: We employ a pay-for-performance philosophy, linking a significant portion of executive compensation to the achievement of targeted financial results driven by strong operational execution and leadership. Our compensation programs are designed to reward executives for their individual and team contributions to both short-term and long-term Company performance.
3.
Alignment with Shareholders: We believe in aligning the interests of our executives with those of our shareholders. Our compensation programs include equity-based awards that tie executive compensation to the Company’s financial performance, driven by achieving operational excellence and our long-term strategic objectives. By providing executives with a stake in the Company’s success, we aim to foster a sense of ownership and accountability.
4.
Fairness and Internal Equity: We strive to ensure fairness among our executive management team by recognizing the contributions each executive makes to our Company’s success. Our compensation programs are designed to provide equitable compensation based on individual performance, experience, responsibilities and team development and success.

5.
Responsiveness to Shareholder Feedback: We value the input and feedback of our shareholders. We aim to maintain transparency and open communication with our shareholders regarding our compensation practices. We will engage with investors as appropriate to respond to vote results from our Say-on-Pay proposal.

By employing these compensation objectives, we aim to create a compensation program that supports the long-term growth and success of our Company while rewarding our executives for their contributions to shareholder value. We seek to provide competitive compensation reflecting individual, team and Company-wide performance. We generally target compensation based on the median of the market and calibrate both annual and long-term incentive opportunities to result in less-than-median total pay levels when goals are not fully achieved and the potential for greater-than-median awards when performance goals are exceeded. With our unique business operating in a complex industry, we retain the ability to target compensation for certain leadership roles at higher market levels as necessary to maintain our ability to recruit and retain the most high-performing specialized talent.

We seek to promote a long-term commitment to the Company by our executives and we believe that there is great value to the Company in having a team of long-tenured, seasoned managers. Our team-focused culture and management processes are designed to foster this commitment.

Compensation Committee Procedures

The Compensation Committee of our Board meets outside the presence of all of our executive officers, including our Named Executive Officers, to consider appropriate compensation for our Chief Executive Officer. For all other Named Executive Officers, the Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer.

To assist in the decision-making process, our Chief Executive Officer reviews the performance of each Named Executive Officer annually and provides recommendations to the Compensation Committee regarding their base salary, cash performance awards, and grants of long-term equity incentive awards. The Chief Executive Officer’s recommendations are based on a thorough assessment of each Named Executive Officer’s performance and are aligned with our compensation objectives and principles.

The Compensation Committee, taking into consideration the recommendations of our Chief Executive Officer and the objectives outlined above, approves the annual compensation packages for our President, Chief Financial Officer and Chief Operating Officer and our former Chief Commercial Officer. The Compensation Committee also evaluates the performance of our Chief Executive Officer and determines his base salary, annual short-term incentive cash performance awards, and grants of long-term equity incentive awards. The Compensation Committee assesses our Chief Executive Officer’s performance in concert with the Committee’s determination of our Chief Executive Officer’s compensation program, supported by the analysis and advice from the Committee’s executive compensation consultant reflecting its assessment of current industry best practices and comparative market data on compensation practices and programs across the market as a whole and for our compensation peer group companies.

The Compensation Committee retains the authority to modify or terminate its relationship with its compensation consultant or engage other outside advisors as needed to fulfill its responsibilities effectively. In 2025, the Compensation Committee engaged Mercer (US) LLC (“Mercer”) as its independent compensation consultant to, among other things:

•
Assist with preparation of our annual proxy statement;
•
Assess, revalidate, and as the Compensation Committee may deem appropriate, revise our executive compensation peer group;
•
Assess market competitive pay levels based on our executive compensation peer group disclosures and calibrated Mercer proprietary survey data; and
•
Review the design of our annual short-term cash incentive compensation plan and long-term incentive plan to assure consistency with observed market practices.

Mercer is retained by and reports directly to the Compensation Committee. Aside from its work with the Compensation Committee, Mercer does not provide any services to us. The Compensation Committee has assessed and determined that the analysis and advice of Mercer is not subject to and does not create any conflict of interest.

By following the procedures described above and leveraging the expertise of our compensation consultant and our legal advisers, our Compensation Committee strives to ensure that our Named Executive Officers are fairly compensated and that their incentives are aligned with our Company’s performance and long-term goals.

Risk Assessment

The Compensation Committee has assessed the potential risks associated with our compensation programs and policies and has determined that any risks which may arise are not probable to cause a material adverse effect on the Company. Our compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are correlated to the value delivered to shareholders. The combination of performance measures for annual bonuses and the equity compensation programs, and the Compensation Committee’s assessment of share ownership for Named Executive Officers, including with respect to comparison with our compensation peer group share ownership, as well as the multiyear vesting schedules for equity awards, encourage employees to create both short and long-term value for our Company and our shareholders.

Peer Group

For fiscal year 2025, the Compensation Committee, at the recommendation of our compensation consultant, established a peer group to be used for guiding our executive compensation practices. Our Compensation Committee approved the peer group of companies listed below because it is a better representation of the types of companies our investors would review in analyzing our Company for performance purposes and includes companies and industries where we compete for talent. While this peer group was not used for benchmarking purposes, it informed our Compensation Committee’s decisions regarding our executive pay program for fiscal year 2025. The peer group remains unchanged from 2024, with the exception of updates reflecting mergers and acquisitions completed by certain of the peer group companies.

Current Peer Group (2025)
Choice Hotels International
e.l.f. Beauty
European Wax Center
Frontdoor
Healthcare Services Group
Hilton Grand Vacations
Life Time Group
Marriott Vacations Worldwide
National Vision Holdings
Olaplex
Planet Fitness
Pursuit Attractions and Hospitality
Travel + Leisure
USANA Health Sciences
Wyndham Hotels & Resorts
Xponential Fitness

Elements of Compensation

Our executive compensation program, overseen by our Compensation Committee, encompasses several key components designed to attract and retain top talent, motivate performance, and align the interests of our executive officers with those of our shareholders. The following elements form the foundation of our compensation packages:

Compensation Element	Description
Base Salary

We provide competitive base salaries to our executive officers, reflecting their experience, responsibilities, and market benchmarks. Base salaries serve as a fixed component of compensation designed to deliver predictable, consistent, and stable compensation, while recognizing the ongoing contributions and expertise of our executives.

Annual Performance Incentives

To drive performance and reward the achievement of targeted financial objectives driven by our operational execution, and realization of our strategic objectives, we offer annual cash incentive awards. These incentives are directly funded based on our financial performance, evidencing an ability-to-pay philosophy, and are designed to motivate our executives to deliver exceptional results.

Long-Term Equity-Based Compensation

We believe in aligning the long-term interests of our executives with those of our shareholders. To achieve this, we grant long-term equity-based compensation, including restricted stock units (“RSUs”) and performance stock units (“PSUs”). RSUs promote ownership and leadership stability by tying pay to continued service, and, together with PSUs, reward financial results and appreciating long-term total shareholder returns. These grants provide our executives with a stake in our success and encourage a focus on sustainable, long-term value creation.

Executive Benefits and Perquisites

In addition to base salary and performance incentives, we provide our executives with a comprehensive package of benefits and perquisites. These include market competitive health and wellness benefits, retirement savings plans, life insurance, and other valuable perquisites that enhance their overall compensation packages.

Employment Agreements

To ensure stability and provide clarity, we have entered into employment agreements with our executives. These agreements outline the terms and conditions of employment, including employment severance and change of control benefits. They provide a level of security, protection, and predictability for both the executive and the Company.

By combining the above compensation elements, we’ve created compensation programs that are competitive, performance-driven, and aligned with the interests of our shareholders. Our goal is to continue to attract and retain top talent, motivate exceptional performance, and drive long-term value for our Company and its shareholders.

Pay Mix

We believe in utilizing a balanced pay mix that incorporates multiple elements of compensation to achieve a comprehensive approach to executive compensation. Our pay mix is designed to provide for a combination of secure compensation, retention, and incentive-based at-risk compensation through both short-term and long-term performance incentives and rewards. This approach seeks to assure that our executives maintain a level of security in their minimum expected compensation, while also motivating them to drive realization of key business metrics and strong Company competitive positioning and financial performance aligned with long-term wealth creation for themselves and our shareholders. The specific weightings and proportions of each element of compensation are determined based on our compensation philosophy and market practices.

For our executive officers, our pay mix is weighted toward incentive-based at-risk compensation, which includes annual incentives and long-term incentives. Our Chief Executive Officer has 85% of his compensation at-risk, while our other Named Executive Officers have on average 75% of their respective compensation at-risk. Our emphasis on at-risk compensation aligns with our pay-for-performance orientation and ensures that our compensation programs align individual and Company performance.

Base Salary

The base salary for each of our executive officers reflects their respective responsibilities, experience, prior performance, market demand, succession and other factors deemed relevant by our Compensation Committee. The purpose of the base salary is to provide our executive officers with a competitive component of compensation throughout the fiscal year that aligns with industry standards, a foundation of financial stability and recognition of their core contributions and value.

When determining market-level compensation for base salaries, our Compensation Committee assesses and considers each executive officer’s comparative value and market demand by, among other considerations, referencing the base salaries of similarly situated executives in companies deemed comparable for compensation assessment purposes by the Compensation Committee, on advice of its compensation consultant, including competitors, companies operating similar business models and companies with similar market capitalization, among other factors.

Please refer to the table below for the base salaries of our Named Executive Officers for fiscal year 2025, which reflects a 3% increase for each of Mr. Fluxman and Ms. Bonner, to align each Named Executive Officer’s base salaries with market competitiveness, and a 16% increase for Mr. Lazarus to reflect his appointment as President of the Company:

Named Executive Officer	2025 Base Salary
Leonard Fluxman	$975,062
Stephen B. Lazarus	$700,000
Susan Bonner(1)	$536,136
(1)
Ms. Bonner’s employment with the Company terminated effective as of March 17, 2025.

Annual Incentive Program

Our Compensation Committee recognizes the importance of incenting and rewarding individuals’ contributions to achieve Company performance objectives. As such, we have established an annual cash incentive bonus program (the “AIP”) for our Named Executive Officers that is designed to align the interests of our Named Executive Officers with the overall success of our Company and the interests of our shareholders. The primary performance metric used to determine the amount of annual cash incentive compensation is the realization of fiscal year actual Adjusted EBITDA, the target amount for which is set by the Compensation Committee as of the beginning of each fiscal year (as described further below). This metric reflects our financial performance and serves as a key indicator of our ability to generate sustainable growth and profitability. It is also the metric most often used by financial analysts and investors to assess our performance and value.

Please refer to the table below for our AIP payout percentages at threshold, target and maximum performance levels for fiscal year 2025:

AIP Payout Level	Payout (% of target)	Adjusted EBITDA ($ in thousands)
Maximum	200	$147,293 (125% of EBITDA target)
Target	100	$117,834
Threshold	50	$106,051 (90% of EBITDA target)

To ensure transparency and clarity, we provide each of our Named Executive Officers with an individual annual cash incentive bonus target, which is structured as a percentage of their annual base salary. The target AIP bonus amount represents the level of performance that, if achieved, would result in the full payout of the annual cash incentive compensation. Depending on the attainment of Adjusted EBITDA, reflecting Named Executive Officers’ realization of individual performance objectives, Named Executive Officers can earn between 0% (if threshold results are not achieved) and 200% (if maximum results are achieved) of their target cash incentive bonus amount.

Please refer to the table below for the AIP bonus amounts as percentage of base salary for each Named Executive Officer:

Named Executive Officer	Below Threshold	Threshold	Target	Maximum
Leonard Fluxman	0%	62.5%	125%	250%
Stephen B. Lazarus	0%	50%	100%	200%
Susan Bonner(1)	0%	45.0%	90%	180%
(1)
Pursuant to the terms of the Bonner Employment Agreement (as defined below), in connection with Ms. Bonner’s departure from the Company, she received an amount equal to her target AIP bonus for 2025, pro-rated based on the number of days she was employed by the Company in 2025. For additional details, see “Benefits and Payments Upon Termination” below.

2025 Annual Bonus (AIP) Actual Performance

Our Compensation Committee evaluates the attainment of our Adjusted EBITDA when determining the AIP bonus for each Named Executive Officer. In making annual AIP bonus determinations, the Compensation Committee reserves the discretion to make adjustments to the AIP bonus attributable to the degree of realization of Adjusted EBITDA deemed warranted by the Compensation Committee based on the occurrence of extraordinary or nonrecurring events that may have influenced such realization. For fiscal year 2025, no extraordinary or nonrecurring events impacted determination of the AIP bonuses of the Named Executive Officers under the AIP program.

Please refer to the table below for the results for fiscal year 2025 and the applicable payout for each Named Executive Officer based on such results.

Results ($ in thousands)
FY2025 Actual	$123,251
Payout as % of Target	118%

Named Executive Officer	2025 Base Salary		2025 Target AIP Bonus %		2025 Payout as % of Target		2025 Actual AIP Bonus Amount
Leonard Fluxman	$975,062	x	125%	x	118%	=	$1,445,042
Stephen B. Lazarus	$700,000	x	100%	x	118%	=	$829,920
Susan Bonner(1)	N/A	x	N/A	x	N/A	=	N/A
(1)
Due to her departure from the Company and pursuant to the terms of the Bonner Employment Agreement, Ms. Bonner received an amount equal to her target AIP bonus for 2025, pro-rated based on the number of days she was employed by the Company in 2025. For additional details, see “Benefits and Payments Upon Termination” below.

We believe that our AIP plays a vital role in attracting and retaining highly skilled executives who have a positive impact on our Company results and shareholder value. By providing the opportunity to earn annual cash incentive compensation, we seek to foster a culture of performance excellence and ensure that our executives are rewarded for their contributions to our success.

Long-Term Equity-Based Incentive Compensation

We believe in fostering a culture of long-term value creation and aligning the interests of our leadership personnel with the success of our Company and its shareholders. Our long-term equity-based incentive compensation (“LTI”) program serves to incent and reward our executive officers and other eligible employees for their contributions to our growth and shareholder value. By offering a combination of RSUs and PSUs, we aim to create a balanced and performance-driven compensation structure that drives sustainable results. This compensation program not only rewards designated employees for their ongoing commitment but also for their contributions to achieving key performance metrics and targeted financial results and creating long-term shareholder value.

To align the interests of our executive officers and other designated employees with the performance of our Company and the creation of shareholder value, we allocate 50% of the total equity grants to RSUs and 50% to PSUs. This structure incents executive officers and other designated employees to strive for strong performance and connects their interests with achieving the Company’s operational and financial objectives. The RSUs vest ratably over a three-year period during which the executive officer or other designated employee is continuously employed by the Company. The PSUs are subject to both performance-based and time-based conditions. The performance-based condition is satisfied based on achievement against Adjusted EBITDA targets measured on the first anniversary of the award’s grant date. The PSUs earned under the performance-vesting conditions time-vest ratably over a three-year period ending on the third anniversary of the award’s grant date.

We have applied a 1-year performance period for our PSUs based on our historical experience and the positive response of investors to our previously reported compensation philosophy, that recurring annual achievement of our targeted operating and financial results correlates most closely with determination of shareholder value. We selected

Adjusted EBITDA as the performance measure for our long-term and short-term compensation programs as the highest correlating metric applied to assess the performance and value of our Company, reflecting our ability to execute our business strategies and convert revenue into operating profits toward achieving our short-term and long-term value objectives.

By linking a significant portion of compensation to performance and share price appreciation we create a strong incentive for our executive officers and other designated employees to focus on achieving key objectives that are critical to our long-term success. We aim to effect a compensation structure that rewards our executive officers and other designated employees for their ongoing commitment and aligns their interests with the creation of long-term shareholder value. By tying a material portion of their compensation to a performance-based determination, we foster a culture of accountability and drive sustainable results that benefit both our executive officers and other designated employees and our shareholders.

2025 Target LTI Awards

In fiscal year 2025, the Compensation Committee established target LTI awards for our Named Executive Officers that reflect our commitment to aligning executive compensation with our long-term success. These target awards are designed to motivate and reward our executives for their contributions to the Company’s growth and the enhancement of shareholder value. These target awards are determined based on evaluation of various factors, including individual performance, market conditions, and key strategic objectives.

Please refer to the table below, which reflects the grant date value of the equity grants made to the Named Executive Officers in fiscal year 2025, calculated based on the closing price of the Company’s shares on the date of grant. Due to her departure from the Company in March 2025, Ms. Bonner did not receive equity grants in fiscal year 2025.

Named Executive Officer	Time-Based Awards (RSUs)	Performance-Based Awards (PSUs)	Total LTI
Leonard Fluxman	$2,250,000	$2,250,000	$4,500,000
Stephen B. Lazarus	$1,250,000	$1,250,000	$2,500,000

2025 Performance-Based Awards Achievement

The PSUs granted in December 2024 were achieved with a payout of 109% based on performance results measured against targets set at the end of the 2024 fiscal year as shown in the table below:

PSU Payout Level	Payout (% of target)	Adjusted EBITDA ($ in thousands)
Maximum	200	$176,751 (150% of Adjusted EBITDA target)
Target	100	$117,834
Threshold	50	$106,051 (90% of Adjusted EBITDA target)

Results ($ in thousands)
FY2025 Actual		$123,251
Payout %		109%

These achieved PSUs vested one third at the end of the one-year performance period based on achievement of the EBITDA goals set by the Compensation Committee and will continue to vest ratably on the second and third anniversaries of the grant date.

Other Executive Benefits and Perquisites

We provide the following benefits to our executive officers on the same basis as certain other eligible employees:

•
Health insurance;
•
vacation, personal holidays and sick days;
•
life insurance and supplemental life insurance;
•
short-term and long-term disability; and
•
a 401(k) plan with Company matching contributions.

We also offer an annual automobile allowance to our Named Executive Officers. We believe these benefits are generally consistent with those offered by other comparable companies and specifically by those companies with which we compete for employees.

Agreements with Named Executive Officers

We believe that a strong, experienced management team is in the best interests of the Company and our shareholders. We have executed employment agreements with each of Mr. Fluxman and Mr. Lazarus that provide for, among other terms and conditions, specified base salary, incentive compensation, benefits, severance protection and grants of Company equity awards. These benefits are payable if the Named Executive Officer is terminated by the Company under certain circumstances. In addition, the employment agreements with each of our Named Executive Officers in each case include provisions to incent our Named Executive Officers with respect to consummating a significant transaction deemed in the best interest of our shareholders as detailed in the “Employment Agreements” and “Potential Payments Upon Termination or a Change in Control” sections below.

Ms. Bonner was party to an Employment Agreement with the Company until her departure on March 17, 2025, as described in the “Employment Agreements” and “Potential Payments Upon Termination or a Change in Control” sections below.

Stock Ownership Guidelines

The Company has not adopted formal stock ownership guidelines. However, as of the end of our last completed fiscal year, our executive officers held shares with a value ranging from 12 times to 30 times their respective base salaries. This level of equity ownership demonstrates a significant alignment of their financial interests with those of our shareholders. By maintaining this substantial stake in the Company, our officers are incentivized to drive performance and enhance shareholder value, reflecting our commitment to accountability and shared success.

Clawback Policy

The Compensation Committee has adopted a clawback policy that complies with Nasdaq’s clawback rules promulgated under Section 10D of the Exchange Act and the rules promulgated thereunder. In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any such financial reporting requirement, the clawback policy requires that covered executives must reimburse the Company, or forfeit, any excess incentive-based compensation received by such covered executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement. Executives covered by the clawback policy are current and former executive officers, as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act and the Nasdaq Listing Rules. Incentive-based compensation subject to the clawback policy includes any cash or equity compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery is the excess of the incentive-based compensation received based on the erroneous data over the incentive-based compensation that would have been received had it been based on the restated results. The clawback policy will only apply to incentive-based compensation received on or after October 2, 2023.

Our 2019 Plan also provides that if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant in the 2019 Plan who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any participant in the 2019 Plan who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, must reimburse the Company for (i) the amount of any payment in settlement of an award received by such participant during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such participant from the sale of securities of the Company during such 12-month period.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, we do not have a specific policy or practice on the timing of such awards in relation to the disclosure of material nonpublic information by the Company. In the event we determine to grant such awards in the future, the Board and the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.

Section 280G of the Internal Revenue Code

Section 280G of the Internal Revenue Code (the “Code”) disallows a tax deduction with respect to “excess parachute payments” to certain executive officers of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax penalty on the individual receiving the “excess parachute payment.” Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans or programs and other equity-based compensation. “Excess parachute payments” are parachute payments that exceed a threshold determined under Section 280G of the Code based on an executive officer’s prior compensation.

In the event that any payment or benefit to be made to the Named Executive Officers under their respective employment agreements in connection with a change in control would constitute a parachute payment under Section 280G of the Code, then the applicable Named Executive Officer will have such payments reduced to the largest amount that would result in no portion of such payments being subject to the excise taxes imposed by Section 4999 of the Code, unless such payments, less any excise tax which would be imposed on such payments pursuant to Section 4999 of the Code, would be greater than such reduced payments, in which case no reduction would occur. We do not provide for excise tax gross-ups to our executive officers and do not expect to do so in the future.

Section 162(m) Compliance

Section 162(m) of the Code places a limit of $1,000,000 on the amount that can be deducted in any one year for compensation paid to certain executive officers. While our Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible for tax purposes.

Section 409A Considerations

Section 409A of the Code affects the manner by which deferred compensation opportunities are offered to our employees requiring, among other requirements, that “non-qualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain deferred compensation. We intend to apply our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements where necessary to comply with Section 409A. To the extent applicable, our compensation arrangements are structured and interpreted to comply with, or be exempt from, Section 409A and the regulations and other interpretive guidance that may be issued under Section 409A.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718, for our equity-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their equity-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their equity-based awards in their income statements over the period that an associate is required to render service in exchange for the award. Future grants of stock options, restricted stock, RSUs and other equity-based awards under our equity incentive award plans will be accounted for under ASC 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Shareholder Say-on-Frequency and Say-on-Pay Advisory Vote

We held an advisory vote on executive compensation at our 2025 annual meeting of shareholders (referred to as the “say-on-pay” vote), pursuant to which 93% of the advisory votes cast approved the compensation of our Named Executive Officers. The Compensation Committee carefully considered the results of this vote in making decisions about our executive compensation program and given the level of support, we did not make any significant changes to our executive compensation program.

We also held an advisory vote on the frequency of future “say-on-pay” advisory votes (referred to as the “say-on-frequency” vote) at our 2024 annual meeting of shareholders, pursuant to which the majority of the advisory votes cast voted to hold our “say-on-pay” votes every year. The Compensation Committee considered the outcome of this advisory vote and determined that future “say-on-pay” votes will be conducted every year. We will re-evaluate this determination after the next shareholder advisory “say-on-frequency” vote, which vote will occur at the Company’s 2030 annual meeting of shareholders unless presented earlier.

Compensation Committee Report:

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee during fiscal year 2025 consisted of:

•
Mr. Powell (Chairperson)
•
Mr. Magliacano
•
Mr. Stiefler

2025 Summary Compensation Table

The following table sets forth certain information with respect to compensation for the fiscal year ended December 31, 2025 earned by, awarded to or paid to our Named Executive Officers.

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Leonard Fluxman(5)	2025	975,062	4,499,984	1,445,042	95,797	7,015,885
Executive
Chairman and Chief
Executive Officer	2024	946,662	2,999,997	2,027,277	92,566	6,066,502
	2023	910,252	2,606,729	2,275,631	92,193	5,884,805
Stephen B. Lazarus	2025	683,663(6)	2,499,987	829,920	83,721	4,097,291
President, Chief Financial
Officer and Chief Operating
Officer	2024	602,422	1,249,989	928,874	74,562	2,855,847
	2023	579,251	1,049,600	1,042,653	73,945	2,745,449
Susan Bonner(7)	2025	110,165	—	114,465	1,092,380	1,317,010
Former Chief Commercial
Officer	2024	520,520	999,999	802,590	32,665	2,355,774
	2023	500,500	749,996	750,750	33,118	2,034,364

(1)
Amounts for 2025 reflect the annualized base salary amounts earned by each of Messrs. Fluxman and Lazarus. For Ms. Bonner, amounts for 2025 reflect the actual base salary amount earned.
(2)
Amounts reflect the grant date fair value of RSUs and PSUs granted to the Named Executive Officers as computed in accordance with FASB ASC Topic 718 (“ASC 718”), and, in respect of PSUs, based on the probable outcomes of the performance conditions as of the grant date. The assumptions used in calculating the grant date fair value of the RSUs and PSUs granted in 2025 are set forth in Note 10 to the Consolidated Financial Statements included in the Company’s 2025 Annual Report, filed with the SEC on February 23, 2026. The RSUs and PSUs granted in 2025 were granted with dividend equivalent rights that will vest and be settled at the same time and subject to the same terms and conditions as the corresponding RSUs or PSUs, as applicable. The grant date value of the PSUs granted to the Named Executive Officers in 2025 assuming the highest level of performance conditions will be achieved (200%), would be as follows: (i) Mr. Fluxman: $4,500,000 and (ii) Mr. Lazarus: $2,500,000.
(3)
Amounts for 2025 reflect AIP bonuses earned by each of Messrs. Fluxman and Lazarus, which were paid in cash. Amounts for 2025 for Ms. Bonner reflect her target AIP bonus, pro-rated based on the number of days she was employed by the Company in 2025. See “Compensation Discussion and Analysis – Annual Incentive Program” above for further information regarding the 2025 AIP bonus opportunities and “Benefits and Payments Upon Termination” below for further information regarding payments that Ms. Bonner received in connection with her departure.
(4)
Amounts for 2025 reflect: (i) 401(k) Plan employer matching contributions of $13,800 for each Named Executive Officer; (ii) an annual automobile allowance equal to $25,000 for Mr. Fluxman, $15,000 for Mr. Lazarus, and $2,692 for Ms. Bonner; (iii) an amount equal to $43,361 for Mr. Fluxman, $35,586 for Mr. Lazarus, and $2,558 for Ms. Bonner, in each case, for fringe payments received in 2025 for medical, dental, vision and long-term disability, (iv) reimbursement of life insurance premiums in an amount equal to $13,636 for Mr. Fluxman and $19,335 for Mr. Lazarus, and (v) severance payments equal to $1,092,380 for Ms. Bonner.
(5)
Mr. Fluxman serves on our Board but did not receive any additional compensation for such Board service.
(6)
Mr. Lazarus’s base salary was increased from $620,494 to $700,000 on March 17, 2025 to reflect his appointment as President of the Company.
(7)
Ms. Bonner’s employment with the Company terminated effective as of March 17, 2025.

2025 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2025 with respect to our Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units(3) (#)	Awards(4) ($)
Leonard Fluxman		609,414	1,218,828	2,437,656	—	—	—	—	—
	12/9/2025	—	—	—	57,781	115,562	231,124	—	2,249,992
	12/9/2025	—	—	—	—	—	—	115,562	2,249,992
Stephen B. Lazarus		350,000	700,000	1,400,000	—	—	—	—	—
	12/9/2025	—	—	—	32,101	64,201	128,402	—	1,249,993
	12/9/2025	—	—	—	—	—	—	64,201	1,249,993
Susan Bonner(1)		241,261	482,522	965,044	—	—	—	—	—

(1)
Amounts represent the threshold, target and maximum AIP amounts for fiscal year 2025. The threshold amount of each Named Executive Officer is 50% of the target amount, and is the minimum amount payable if threshold performance is achieved. If threshold performance is not achieved, the payment would be $0. The maximum amount for each Named Executive Officer is 200% of the target amount, and is the maximum amount payable if maximum performance is achieved. The pre-established AIP performance metric for fiscal year 2025 was Adjusted EBITDA. The actual amounts paid to our Named Executive Officers under our 2025 AIP are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, above. See “Compensation Discussion and Analysis – Annual Incentive Program” above for additional details.
(2)
Amounts represent the threshold, target and maximum PSU amounts for fiscal year 2025. The threshold amount of each Named Executive Officer is 50% of the target amount, and is the minimum amount payable if threshold performance is achieved. If threshold performance is not achieved, no PSUs would vest and the PSUs would be forfeited. The maximum amount for each Named Executive Officer is 200% of the target amount, and is the maximum amount of PSUs that may vest if maximum performance is achieved. The pre-established PSU performance metric for fiscal year 2025 was Adjusted EBITDA. See “Compensation Discussion and Analysis – Long-Term Equity-Based Incentive Compensation” above for additional details.
(3)
Amounts represent RSUs granted to our Named Executive Officers in 2025. The RSUs vest one-third on each of the first, second and third anniversaries of the grant date. See “Compensation Discussion and Analysis – Long-Term Equity-Based Incentive Compensation” above for additional details.
(4)
Amounts represent the grant date fair value of RSUs and PSUs, as applicable, granted to our Named Executive Officers during 2025, as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs and PSUs granted in 2025 are set forth in Note 10 to the Consolidated Financial Statements included in the Company’s 2025 Annual Report, filed with the SEC on February 23, 2026.
(5)
Pursuant to the terms of the Bonner Employment Agreement, in connection with her departure from the Company, Ms. Bonner received an amount equal to her target AIP bonus for 2025, pro-rated based on the number of days she was employed by the Company in 2025. Such bonus amount is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, above. For additional details, see “Benefits and Payments Upon Termination,” below.

Narrative Description to the Summary Compensation Table and the Grants of Plan-Based Awards Table for the 2025 Fiscal Year

Executive Employment Agreements

Certain of the compensation paid to Messrs. Fluxman and Lazarus reflected in the Summary Compensation Table, above, was provided pursuant to employment agreements with the Company (each an “Employment Agreement,” and, collectively, the “Employment Agreements”). The Employment Agreements each provide an initial term ending on December 31, 2020, subject to automatic one-year renewals thereafter unless either party provides 90 days’ prior notice not to renew the term. The Employment Agreements generally provide for base salary, incentive compensation, benefits, severance protection and a grant of Company equity awards. Pursuant to the terms of the Employment Agreements, the Named Executive Officers are subject to non-competition, non-hire and non-solicitation of employees and customers/suppliers restrictions during employment and for a period of two years following their respective terminations of employment, as well as perpetual mutual non-disparagement and confidentiality obligations.

Bonner Employment Agreement

Prior to her departure from the Company in March 2025, Ms. Bonner was also party to an employment agreement with the Company (the “Bonner Employment Agreement”). The Bonner Employment Agreement provided for an initial term ending December 31, 2021, subject to one-year renewals thereafter unless either party provided 90 days’ prior written notice not to renew. The Bonner Employment Agreement generally provided for base salary, incentive compensation, benefits, severance protection and a grant of Company equity awards. Pursuant to the terms of the Bonner Employment Agreement, Ms. Bonner is subject to non-competition, non-hire and non-solicitation of employees and customers/suppliers restrictions during employment and for a period of one year following her termination of employment, as well as perpetual mutual non-disparagement and confidentiality obligations.

Equity Awards

2025 RSUs

On December 9, 2025, we granted RSUs to our Named Executive Officers that vest one-third on each of the first, second and third anniversaries of the grant date. Upon a termination by the Company without “cause” or due to death or “disability” or by the Named Executive Officer for “good reason” (as each such term is defined in the award agreements), the RSUs will accelerate and vest. The RSUs will also accelerate and vest upon a “change in control” (as defined in the 2019 Plan)), subject to the Named Executive Officer’s continued employment through the consummation of such change in control. If the Named Executive Officer terminates employment and such Named Executive Officer has at least ten years of full-time employment with the Company, is at least 65 years old, and the Compensation Committee approves the equity treatment (an “Eligible Retirement”), the Named Executive Officer will remain eligible to continue to vest in the RSUs following the termination of employment, subject to compliance with such Named Executive Officer’s restrictive covenants. Upon any other termination event, any unvested RSUs will be forfeited, and upon a termination for “cause,” all RSUs (whether vested or unvested) will be forfeited.

2025 PSUs

On December 9, 2025, we granted PSUs to our Named Executive Officers that performance vest up to a maximum of 200% of the target award amount based on achievement of specified Adjusted EBITDA performance goals during the one-year period following the grant date (the “Earned 2025 PSUs”), as determined by the Compensation Committee no later than March 15th following such performance period (such determination date, the “Determination Date”). Any Earned 2025 PSUs will fully vest one-third on each of the Determination Date and the second and third anniversaries of the grant date.

Upon a termination by the Company without “cause” or due to death or “disability” or by the Named Executive Officer for “good reason” (as each such term is defined in the applicable award agreement), 100% of the PSUs will accelerate and vest as of the date of such termination based on (i) target performance, if such termination of employment occurs before the Determination Date or (ii) actual performance, if such termination of employment occurs after the Determination Date. If the Named Executive Officer terminates employment following the performance period and the Determination Date due to an Eligible Retirement, such Named Executive Officer will remain eligible to continue to vest in any Earned 2025 PSUs following termination, subject to compliance with the Named Executive Officer’s restrictive covenants. The PSUs will be subject to the terms of the 2019 Plan upon a change in control, except that if the change in control occurs (a) during the performance period and prior to the Determination Date, the target number of PSUs will be deemed earned and vest upon such change in control, or (b) following the Determination Date, any outstanding Earned 2025 PSUs will vest upon such change in control, subject, in each case, to the Named Executive Officer’s continued employment through the consummation of such change in control. Upon any other termination event, any unvested PSUs (including all Earned 2025 PSUs) will be forfeited.

Outstanding Equity Awards at 2025 Fiscal Year End

The following table summarizes the outstanding equity awards held as of December 31, 2025 by each of the Named Executive Officers. The market values of RSUs and PSUs reflected below were calculated based on the $20.74 closing price of the Company’s common shares on December 31, 2025.

Name	Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market value of unearned shares, units or other rights that have not vested ($)
Leonard Fluxman	12/9/2025	115,562(1)	2,396,756	231,124(2)	4,793,512
	12/2/2024	51,282(3)	1,063,589	153,846(4)	3,190,766
	12/6/2023	82,103(5)	1,702,816	—	—
Stephen B. Lazarus	12/9/2025	64,201(1)	1,331,529	128,402(2)	2,663,057
	12/2/2024	21,367(3)	443,152	64,102(4)	1,329,475
	12/6/2023	33,058(5)	685,623	—	—

(1)
Reflects RSUs granted on December 9, 2025, which time vest one-third on each of the first, second and third anniversaries of the grant date.
(2)
Reflects PSUs granted on December 9, 2025 at maximum performance, which performance vest up to a maximum of 200% based on achievement of specified EBITDA performance goals during the one-year period following the grant date, as determined by the Compensation Committee no later than March 15th following such performance period (such determination date, the “2025 PSU Determination Date”), and such Earned 2025 PSUs will fully vest one-third on each of the 2025 PSU Determination Date and the second and third anniversaries of the grant date.
(3)
Reflects RSUs granted on December 2, 2024, which time vest one-third on each of the first, second and third anniversaries of the grant date.
(4)
Reflects PSUs granted on December 2, 2024 at maximum performance, which performance vest up to a maximum of 200% based on achievement of specified EBITDA performance goals during the one-year period following the grant date (the “Earned 2024 PSUs”), as determined by the Compensation Committee on February 11, 2026 (such determination date, the “2024 PSU Determination Date”). One-third of such Earned 2024 PSUs vested on the 2024 PSU Determination Date and will continue to vest in one-third installments on the each of the second and third anniversaries of the grant date.
(5)
Reflects RSUs granted on December 6, 2023, which time vest one-third on each of the first, second and third anniversaries of the grant date and PSUs granted on December 6, 2023 that were achieved at 135.66% and remain subject to time-vesting on each of the second and third anniversaries of the grant date.

Option Exercises and Stock Vested in the 2025 Fiscal Year

The following table sets forth certain information with respect to the vesting of stock awards during the fiscal year ended December 31, 2025 with respect to our Named Executive Officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Leonard Fluxman	267,501	5,442,118
Stephen B. Lazarus	108,069	2,198,506
Susan Bonner	138,084	2,460,704

Potential Payments Upon Termination or a Change in Control

Employment Agreements

Each of Messrs. Fluxman’s and Lazarus’s Employment Agreement provides that, in the event that the Named Executive Officer’s employment is terminated either by the Company without “cause” (which includes the Company’s delivery of a notice of nonrenewal of the employment term), or by the Named Executive Officer for “good reason” (in each case as such terms are defined in their respective Employment Agreements), in addition to receiving (i) any accrued but unpaid annual bonus, (ii) a pro-rata target annual bonus for the year of the applicable Named Executive Officer’s termination, and (iii) a lump sum payment equal to the premiums that would be paid by the Named Executive Officer for 24 months’ of COBRA continuation coverage, each of Messrs. Fluxman and Lazarus will be entitled to receive, subject to in each case to his execution and non-revocation of a release of claims in favor of the Company and its affiliates, (x) a lump sum cash payment equal to 3X for Mr. Fluxman and 2.5X for Mr. Lazarus of the sum of his base salary and target annual bonus, and (y) the annual bonus for the year of his termination of employment, determined based on actual achievement of the applicable performance criteria during the performance period applicable to such annual bonus.

In the event that any payment or benefit to be made to Messrs. Fluxman or Lazarus under the Employment Agreements in connection with a change in control would constitute a parachute payment under Section 280G of the Code, then the applicable Named Executive Officer will have such payments reduced to the largest amount that would result in no portion of such payments being subject to the excise taxes imposed by Section 4999 of the Code, unless such payments, less any excise tax which would be imposed on such payments pursuant to Section 4999 of the Code, would be greater than such reduced payments, in which case no reduction would occur.

The Employment Agreements also provide that in the event of the Named Executive Officer’s death during the Named Executive Officer’s employment by the Company or the Named Executive Officer’s termination due to the Named Executive Officer’s disability, the Named Executive Officer (or their estate, as applicable) will be entitled to: (i) any unpaid accrued base salary, and any unpaid accrued incentive bonus, (ii) any amount due to the Named Executive Officer as reimbursement of expenses, (iii) any unpaid accrued vacation payment; (iv) a pro-rated target annual bonus for the year of termination and (v) a lump sum amount equal to the maximum monthly premium the Named Executive Officer (if the Named Executive Officer is terminated due to disability), the Named Executive Officer’s spouse and other eligible family members would be required to pay pursuant to COBRA, multiplied by 24.

The Bonner Employment Agreement provided that, in the event that her employment was terminated by the Company without “cause”, in addition to receiving (i) any accrued but unpaid annual bonus, (ii) a pro-rata target annual bonus for the year of her termination, and (iii) a lump sum payment equal to the premiums that would be paid by Ms. Bonner for 18 months’ of COBRA continuation coverage, Ms. Bonner would be entitled to receive, subject to her execution and non-revocation of a release of claims in favor of the Company and its affiliates, continued payment of her then-current base salary for 12 months following the date of her termination of employment.

Outstanding Equity Awards

Under the terms of the 2019 Plan, in the event of a change in control, the acquiring or successor entity may assume or continue all or any awards outstanding or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate at the time of the change in control. The 2019 Plan also authorizes the Compensation Committee, in its discretion and without the consent of any participant, to accelerate the exercisability, vesting and/or settlement of an award in connection with a change in control upon such conditions determined by the Compensation Committee (including a termination prior to, upon or following such change in control), or cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each vested share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share in the change in control transaction over the exercise price per share, if any, under the award. Pursuant to the Compensation Committee’s discretion, the RSU and PSU award agreements governing RSUs and PSUs outstanding as of December 31, 2025 provide that (i) RSUs will accelerate and vest upon a change in control and (ii) if the change in control occurs (a) during the performance period and prior to the Determination Date, the target number of PSUs will be deemed earned and vest upon such change in control, or (b) following the Determination Date, any outstanding earned PSUs will vest upon such change in control, subject, in each case, to the Named Executive Officer’s continued employment through the consummation of such change in control.

Additionally, upon a termination of a Named Executive Officer by the Company without “cause” or due to death or “disability” or by such Named Executive Officer for “good reason” (as each such term is defined in the applicable award agreement), any outstanding RSUs and PSUs will accelerate and vest.

Mr. Fluxman meets the age and service requirements for an Eligible Retirement under the terms of our RSU and PSU award agreements. See “Narrative Description to the Summary Compensation Table and the Grants of Plan-Based Awards Table for the 2025 Fiscal Year – Equity Awards,” above, for more information. In order to receive Eligible Retirement treatment of his equity awards upon his termination of employment from the Company as of December 31, 2025, such treatment would have required the Compensation Committee’s approval. Neither Mr. Lazarus nor Ms Bonner was eligible for retirement treatment under the terms of our equity awards as of December 31, 2025.

Bonner Separation

Ms. Bonner’s employment with the Company terminated without cause on March 17, 2025. In connection therewith, Ms. Bonner received the severance benefits and termination treatment in respect of her RSUs and PSUs that are provided under the terms of her Employment Agreement and applicable award agreements in connection with a termination by the Company without cause, except that the Company agreed to provide Ms. Bonner with a total of 24 months continued base salary payments, instead of 12 months of continued base salary payments, so long as Ms. Bonner complies with the terms of her restrictive covenant obligations set forth in her Employment Agreement.

Benefits and Payments Upon Termination

The following table provides information regarding potential payments to Messrs. Fluxman and Lazarus as of December 31, 2025 in connection with certain termination or change in control events, and the payments that Ms. Bonner actually received upon her termination from the Company.

Named Executive Officer	Base Salary(1) ($)	Target Incentive Bonus(2) ($)	Accrued Incentive Bonus(3) ($)	Termination Incentive(4) Bonus ($)	Pro-Rata Bonus(5) ($)	Continued Health Benefits(6) ($)	Disability Insurance Proceeds(7) ($)	Life Insurance Policy(8) ($)	Acceleration of RSUs(9) ($)	Acceleration of PSUs(10) ($)	Total ($)
Leonard Fluxman
Termination without Cause or for Good Reason	2,925,186	3,656,483	1,445,042	1,445,042	1,218,828	95,003	—	—	4,182,926	4,182,926	19,151,435
Termination for Cause or without Good Reason	—	—	1,445,042	—	—	—	—	—	—	—	1,445,042
Termination Due to Death	—	—	1,445,042	—	1,218,828	95,003	—	6,320,353	4,182,926	4,182,926	17,445,078
Termination Due to Disability	—	—	1,445,042	—	1,218,828	95,003	539,928	—	4,182,926	4,182,926	11,664,653
Change in Control	—	—	—	—	—	—	—	—	4,182,926	5,037,609	9,220,535
Eligible Retirement(11)	—	—	—	—	—	—	—	—	—	—	—
Stephen B. Lazarus
Termination without Cause or for Good Reason	1,750,000	1,750,000	829,920	829,920	700,000	95,003	—	—	2,065,621	2,065,621	10,086,085
Termination for Cause or without Good Reason	—	—	829,920	—	—	—	—	—	—	—	829,920
Termination Due to Death	—	—	829,920	—	700,000	95,003	—	3,629,920	2,065,621	2,065,642	9,386,106
Termination Due to Disability	—	—	829,920	—	700,000	95,003	459,000	—	2,065,621	2,065,642	6,215,186
Change in Control	—	—	—	—	—	—	—	—	2,065,621	2,540,465	4,606,086
Eligible Retirement	—	—	—	—	—	—	—	—	—	—	—
Susan Bonner
Termination without Cause	1,072,271	—	—	—	114,465	20,109	—	—	963,806	1,201,006	3,371,657

(1)
Represents base salary severance payments based on Messrs. Fluxman’s and Lazarus’s respective base salary in effect as of December 31, 2025, multiplied by the following severance multiples, as specified in each Named Executive Officer’s employment agreement: Mr. Fluxman: 3x, Mr. Lazarus: 2.5x. For Ms. Bonner, represents base salary severance payments based on her base salary in effect as of the time of her termination, multiplied by 2.
(2)
Represents the Target Incentive Bonus (as defined in each applicable Named Executive Officer’s employment agreement) amounts for each of Messrs. Fluxman and Lazarus, multiplied by the following severance multiples, as specified in their respective employment agreements: Mr. Fluxman: 3x and Mr. Lazarus: 2.5x.
(3)
Represents the accrued but unpaid 2025 Incentive Bonus (as defined in each applicable Named Executive Officer’s employment agreement) amounts for Messrs. Fluxman and Lazarus, based on actual performance. Upon a termination for Cause (as defined in each applicable Named Executive Officer’s employment agreement), Messrs. Fluxman and Lazarus would only be entitled to such amount upon a termination due to such Named Executive Officer’s (i) failure to substantially perform duties under the Employment Agreement, (ii) violation of any lawful written policy or directive which is materially and demonstrably injurious to the Company or an affiliate, (iii) excessive alcoholism or drug abuse that substantially impairs the Named Executive Officer’s ability to perform duties under the Employment Agreement, (vi) commission of an act involving moral turpitude that results in material and demonstrable damage to the Company or an affiliate or (v) material breach or material violation of any non-competition, non-solicitation, non-disclosure or confidentiality provision contained in the Employment Agreement.
(4)
Represents Termination Incentive Bonus payments as specified in each of Messrs. Fluxman’s and Lazarus’s employment agreements.
(5)
Represents the pro-rata Target Incentive Bonus payments, which are based on each Named Executive Officer’s Target Incentive Bonus, pro-rated for the portion of the year during which such Named Executive Officer was employed. As this table assumes a termination of employment on December 31, 2025 for Messrs. Fluxman and Lazarus, this column reflects the full Target Incentive Bonus specified in their respective employment agreements.

(6)
Represents the amount of Company-provided continued health benefits for the following time periods, as specified in each Named Executive Officer’s employment agreement: Messrs. Fluxman and Lazarus: 24 months and Ms. Bonner: 18 months.
(7)
Represents the total of the monthly proceeds payable under a disability insurance policy for which the Company reimburses each of Messrs. Fluxman and Lazarus for premium payments.
(8)
Represents payments made upon a termination of employment due to death pursuant to a life insurance policy.
(9)
For Messrs. Fluxman and Lazarus, represents the value of accelerated vesting of RSUs that would have vested upon the applicable termination event, calculated based on the $20.74 closing price of the Company’s common shares on December 31, 2025. For Ms. Bonner, represents the actual value of RSUs that accelerated and vested as of her termination date.
(10)
For Messrs. Fluxman and Lazarus, represents the value of accelerated vesting of PSUs that would have vested upon the applicable termination event, calculated based on the $20.74 closing price of the Company’s common shares on December 31, 2025. Upon a Change in Control that occurs prior to the Determination Date (as defined in the applicable PSU award agreement), the PSUs will be deemed earned at target. Upon a Change in Control that occurs after the Determination Date, the PSUs will be deemed earned at the actual level of performance achieved. As of December 31, 2025, a Determination Date had only occurred with respect to the 2023 PSUs. As such, in the row titled “Change in Control,” the 2023 PSUs are calculated at actual performance (i.e., 135.66%) and the 2024 PSUs and 2025 PSUs are calculated based on target performance. For Ms. Bonner, represents the actual value of PSUs that accelerated and vested as of her termination date.
(11)
Pursuant to the terms of the RSU and PSU award agreements, if a Named Executive Officer terminates employment due to an Eligible Retirement, such Named Executive Officer will remain eligible to continue to vest in the RSUs and any Earned PSUs following the termination of employment, subject to compliance with such Named Executive Officer’s restrictive covenants. As of December 31, 2025, only Mr. Fluxman was retirement eligible, subject to Compensation Committee approval, and at such time he held 201,684 unvested RSUs and 47,264 earned PSUs. The values of any RSUs and Earned PSUs that would continue to vest following an Eligible Retirement are not included in this table.

Equity Compensation Plan Information

The following table provides certain information with respect to our 2019 Plan as of December 31, 2025, the only equity compensation plan in effect as of December 31, 2025.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted average exercise price of outstanding options, warrants and rights(2) (b)	Number of Securities remaining available for future issuance under equity compensation plans(3) (c)
Equity compensation plans approved by security holders	2,248,097	$—	32,675
Equity compensation plans not approved by shareholders	—	$—	—
Total	2,248,097	$—	32,675

(1)
Represents RSUs and PSUs (assuming a maximum level of performance is achieved) that were granted under the 2019 Plan and outstanding as of December 31, 2025. Because the number of shares of common stock to be issued upon settlement of outstanding PSUs is subject to performance conditions, the number of shares of common stock actually issued may be substantially less than the number reflected in this column.
(2)
Only RSUs and PSUs are reflected in column (a); there is no weighted-average exercise price associated with these awards.
(3)
Represents the total number of shares of common stock remaining available for issuance under the 2019 Plan as of December 31, 2025, excluding shares subject to outstanding awards as reflected in column (a).

CEO PAY RATIO

Pursuant to Item 402(u) of Regulation S-K, we are disclosing the pay ratio comparing the median of the annual total compensation of our employees other than Mr. Fluxman, our Chief Executive Officer as of December 31, 2025 (the date selected to identify the median employee, as further described below), and the annual total compensation of the Chief Executive Officer. The pay ratio is calculated in a manner consistent with Item 402(u) of Regulation S-K.

For fiscal year 2025:

•
The annual total compensation of the median employee identified at the median of all employees (other than the Chief Executive Officer) was $26,510;
•
The annual total compensation of the Chief Executive Officer was $7,015,885; and
•
The estimated ratio of the annual total compensation of the Chief Executive Officer to the median annual total compensation of all other employees was approximately 265 to 1.

We selected December 31, 2025 as the date to determine the median employee. To identify the median employee, we used total compensation including base salary, overtime, and bonuses.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described herein. The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following table reports the compensation of our Principal Executive Officer (“PEO”), and the average compensation of our other Named Executive Officers (“Non-PEO NEOs”) as reported in the Summary Compensation Table for the past three fiscal years, as well as their “compensation actually paid” (“CAP”) as calculated pursuant to the applicable SEC rules and certain performance measures required by such rules.

The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to each of our Named Executive Officers for each of the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025:

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(1)(2) ($)	Summary Compensation Table Total for Former PEO ($)	Compensation Actually Paid to Former PEO(1)(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2) ($)	Total Shareholder Return(3) ($)	Peer Group Total Shareholder Return(3) ($)	Net Income ($)	Adjusted EBITDA(4) ($)
2025	7,015,885	9,769,847	—	—	2,707,151	3,621,813	207.32	155.85	71,618	123,251
2024	6,066,502	12,553,964	—	—	2,605,810	4,787,225	197.19	146.91	72,864	112,076
2023	5,884,805	11,308,693	—	—	2,389,907	4,011,726	139.05	122.0	(2,974)	89,192
2022	6,542,743	6,070,680	—	—	2,589,267	2,423,449	92.01	92.06	53,159	50,384
2021	5,203,488	(1,745,320)	289,990	(1,874,864)	1,942,076	378,855	98.82	124.37	(68,522)	(18,946)

(1)
Amounts represent CAP to our PEO and the average CAP to our Non-PEO NEOs for the relevant fiscal year, as determined pursuant to the SEC rules (and as described below), which includes the individuals indicated in the table below for each fiscal year:

Year	Current PEO	Former PEO	Non-PEO NEOs
2025	Leonard Fluxman	—	Stephen B. Lazarus, Susan Bonner
2024	Leonard Fluxman	—	Stephen B. Lazarus, Susan Bonner
2023	Leonard Fluxman	—	Stephen B. Lazarus, Susan Bonner
2022	Leonard Fluxman	—	Stephen B. Lazarus, Susan Bonner
2021	Leonard Fluxman	Glenn J. Fusfield	Stephen B. Lazarus, Susan Bonner

(2)
In calculating CAP reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with ASC 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant. For each fiscal year, CAP to our Named Executive Officers represents the compensation reported in the “Total” column of the Summary Compensation Table for each applicable fiscal year, adjusted as follows:

	2023		2024		2025
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(2,606,729)	$(899,798)	$(2,999,997)	$(1,124,994)	$(4,499,984)	$(1,249,994)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$2,947,464	$1,017,421	$3,061,535	$1,148,071	$4,793,512	$1,331,529
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$0	$0	$0	$0	$0	$0
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$2,085,957	$660,631	$2,877,852	$990,439	$528,871	$188,886
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$2,997,196	$843,566	$3,528,104	$1,161,496	$1,869,837	$625,011
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$0	$0	$0	$0	$0	$0
Increase Based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$0	$0	$19,967	$6,403	$61,726	$19,230
Increase Based on Incremental Fair Value of Options/SARs Modified during Applicable FY	$0	$0	$0	$0	$0	$0
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable	$0	$0	$0	$0	$0	$0
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	$0	$0	$0	$0	$0	$0
TOTAL ADJUSTMENTS	$5,423,888	$1,621,819	$6,487,461	$2,181,415	$2,753,962	$914,663

(3)
The Company Total Shareholder Return and the Peer Group Total Shareholder Return reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The peer group used to determine the Peer Group Total Shareholder Return for fiscal year 2025 is the compensation peer group that was disclosed in our CD&A, as listed below:

Current Peer Group (2025)
Choice Hotels International
e.l.f. Beauty
European Wax Center
Frontdoor
Healthcare Services Group
Hilton Grand Vacations
Life Time Group
Marriott Vacations Worldwide
National Vision Holdings
Olaplex
Planet Fitness
Pursuit Attractions and Hospitality
Travel + Leisure
USANA Health Sciences
Wyndham Hotels & Resorts
Xponential Fitness

For purposes of satisfying regulatory requirements under the Pay Versus Performance rule, in fiscal year 2025, we updated our peer group, as Playa Hotels was acquired by Hyatt and Viad Corp rebranded to Pursuit Attractions and Hospitality. If we were using the fiscal year 2024 peer group, the Peer Group Total Shareholder Return would have been $124.52, $92.42, $122.39, and $147.73 for years 2021 through 2024, respectively.

(4)
We have selected Adjusted EBITDA as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link CAP to our Named Executive Officers to company performance. Adjusted EBITDA is a non-GAAP measure. We define adjusted EBITDA as net (loss) income plus income tax (benefit) expense, interest income, interest expense, depreciation and amortization, long-lived assets impairment, stock-based compensation, change in fair value of warrant liabilities and business combination costs.

Pay versus Performance Comparative Disclosure

The graphs below compare the CAP to our PEO and the average of the CAP to Non-PEO NEOs, with (i) our cumulative Total Shareholder Return against our Peer Group Total Shareholder Return, (ii) our Net Income, and (iii) our Adjusted EBITDA, in each case, for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025. Total Shareholder Return amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid and Company TSR

Compensation Actually Paid and Net Income

Compensation Actually Paid and Adjusted EBITDA

Pay Versus Performance Tabular List

We design our executive compensation plans to help attract, motivate, reward, and retain highly qualified executives who can create and sustain value for our shareholders. The following table lists the most important and only performance measure that we use to link CAP to our Named Executive Officers to company performance for the fiscal year ended December 31, 2025.

Most Important Performance Measure
Adjusted EBITDA

DIRECTOR COMPENSATION

Overview

Our Compensation Committee has the responsibility and authority to supervise and review the affairs of the Company as they relate to the compensation and benefits of our executive officers and our Board of Directors. In carrying out these responsibilities, our Compensation Committee reviews all components of executive officer and director compensation for consistency with the Company’s compensation philosophy, as in effect from time to time, and with the interests of our shareholders. Our Board of Directors, at the recommendation of our Compensation Committee, is solely responsible for determining the compensation of our Board of Directors.

Under our current director compensation program, all members of our Board of Directors who are not employees of the Company receive a yearly cash retainer equal to $75,000 and our Lead Independent Director also receives an additional yearly cash retainer equal to $50,000, in each case, payable at the time of the director’s election around the time of the Company’s annual shareholder meeting. Members of our Board of Directors were provided with the option to receive their 2025 retainer fees, which would normally be paid in cash, in the form of either RSUs or cash that would accrue and be paid at a later date.

In addition, the chairperson of our Audit Committee receives an additional yearly fee of $30,000, the chairperson of our Compensation Committee receives an additional yearly fee of $25,000 and the chairperson of our Nominating and Governance Committee receives an additional yearly fee of $25,000. All other members of our committees receive an annual fee of $7,500. Each non-employee director also receives a yearly grant of RSUs with a value equal to $125,000 (based on the closing price of the Company’s common shares on the date of grant). The RSUs fully vest upon the one-year anniversary of the grant date, subject to continuous service. Pursuant to the 2019 Plan, each non-employee director may voluntarily elect to defer the delivery of shares upon vesting of the RSUs, generally until the earlier of the 60th day following the non-employee director’s date of their separation of service or immediately prior to a change in control. We also pay reasonable travel and accommodation expenses of the non-employee directors in connection with their participation in meetings of our Board of Directors. For the purposes of director compensation, the term “yearly” refers to a “Board Year” in which a director serves, and which begins on the date of the Company’s annual shareholder meeting for such year.

2025 Director Compensation Table

The following table presents the total compensation for each person who served as a non-employee director of our Board of Directors during 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to, any of the non-employee directors of our Board of Directors. Mr. Fluxman, our Executive Chairman and Chief Executive Officer, did not receive any compensation for service as a director and, consequently, is not included in this table. The compensation received by Mr. Fluxman as an employee of the Company is presented in “Summary Compensation Table.”

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Total ($)
Maryam Banikarim	82,500	125,010	207,510
Glenn Fusfield	82,500	125,010	207,510
Adam Hasiba	82,500	125,010	207,510
Andrew R. Heyer	82,500	125,010	207,510
Marc Magliacano	82,500	125,010	207,510
Walter F. McLallen	112,500	125,010	237,510
Lisa Myers	82,500	125,010	207,510
Stephen W. Powell	157,500	125,010	282,510
Jeffrey E. Stiefler	107,500	125,010	232,510

(1)
Reflects the cash retainer earned for each non-employee director’s board service. Messrs. Hasiba, Heyer, Magliacano, Powell and Stiefler elected to receive RSUs in lieu of cash with a grant date fair value equal to the cash retainer amounts reflected above, which RSUs fully vest upon the one-year anniversary of the grant date, subject to the non-employee director’s continuous service. Mses. Banikarim and Myers and Messrs. Fusfield and McLallen elected to receive their cash retainer in the form of cash.

(2)
Represents the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 of each grant of RSUs under our 2019 Plan. Each non-employee director was granted RSUs under our director compensation program that fully vest upon the one-year anniversary of the grant date, subject to the non-employee director’s continuous service. Except for Messrs. Fusfield, Hasiba and Magliacano and Ms. Banikarim, each of the non-employee directors voluntarily elected to defer 100% (other than Ms. Myers, who elected to defer 58%) of the payment of their 2025 RSUs until the earlier of immediately prior to a change of control or the 60th day following their termination of service date. Although Messrs. Hasiba, Heyer, Magliacano, Powell and Stiefler each elected to receive RSUs in lieu of cash with a grant date fair value equal to the cash retainer amounts, there was no incremental value between the original value of meeting fees that the Named Executive Officer elected to receive in RSUs and the ASC 718 value of such RSUs on the date of grant and, as such, no additional amount is included in this column related to such elections.
(3)
As of December 31, 2025, each of our non-employee directors held the following number of stock awards outstanding:

Name	Shares subject to RSUs (#)
Maryam Banikarim	5,654
Glenn Fusfield	5,654
Adam Hasiba	9,385
Andrew R. Heyer	9,385
Marc Magliacano	9,385
Walter McLallen	5,654
Lisa Myers	5,654
Stephen W. Powell	12,777
Jeffrey E. Stiefler	10,516

Compensation Committee Interlocks and Insider Participation

During fiscal year 2025, our Compensation Committee consisted of Mr. Powell (chairperson), Mr. Magliacano and Mr. Stiefler. None of the members of our Compensation Committee is, nor was during fiscal year 2025, an officer or employee of the Company. None of the members of our Compensation Committee was formerly an officer of the Company. None of our executive officers serves, or during fiscal year 2025 served, as a member of a board of directors or compensation committee of any entity that has, or during fiscal year 2025 had, one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2025, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements, with the exceptions noted below:

•
Due to an administrative error, a late Form 4 report was filed for Walter F. McLallen on May 21, 2025 to report the sale of 14,189 common shares on May 16, 2025.
•
Due to an administrative error, a late Form 4 report was filed for Glenn J. Fusfield on September 3, 2025 to report the sale of 8,845 common shares on August 29, 2025.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” will not be deemed incorporated, unless otherwise specifically provided in such filing.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, may be obtained by shareholders without charge by written or oral request, or may be accessed on the Internet at www.sec.gov or www.onespaworld.com/investor-relations.

APPENDIX A

OneSpaWorld Holdings Limited

Amended and Restated 2019 Equity Incentive Plan

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. The Amended and Restated OneSpaWorld Holdings Limited 2019 Equity Incentive Plan (the “Plan”) is hereby established effective as of June 3, 2026, the date of its approval by the stockholders of the Company (the “Effective Date”).

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f) “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

(g) “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(h) “Change in Control” means the occurrence of any one or a combination of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on March 18, 2019 is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(dd)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or (iii) a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(j) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(k) “Company” means OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas, and any successor corporation thereto.

(l) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(m) “Director” means a member of the Board.

(n) “Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(o) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(p) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii) If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(s) “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(t) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(u) “Incumbent Director” means a director who either (i) is a member of the Board as of March 18, 2019 or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(v) “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(w) “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

(x) “Nonemployee Director” means a Director who is not an Employee.

(y) “Nonemployee Director Award” means any Award granted to a Nonemployee Director.

(z) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(aa) “Officer” means any person designated by the Board as an officer of the Company.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(cc) “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(dd) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(ee) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(ff) “Participant” means any eligible person who has been granted one or more Awards.

(gg) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(hh) “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(ii) “Performance Award” means an Award of Performance Shares or Performance Units.

(jj) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(kk) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(ll) “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(mm) “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(nn) “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(oo) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(pp) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(qq) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(rr) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.

(ss) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(tt) “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(uu) “Section 409A” means Section 409A of the Code.

(vv) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(ww) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(yy) “Stock” means the common shares of the Company, as adjusted from time to time in accordance with Section 4.

(zz) “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

(aaa) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(bbb) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ccc) “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(ddd) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the treatment of Awards in a Change in Control) need not be uniform and may be made by the Committee selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that (a) the Committee shall fix the maximum number of shares subject to Awards that may be granted by such Officers, (b) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (c) each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee.

3.3 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b) to determine the type of Award granted;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

(j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.5 Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefor of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 4.3.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in this Section 4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to 4,033,289 shares, and such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2 Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares purchased in the open market with proceeds from the exercise of Options shall not be added to the limit set forth in Section 4.1. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the exercise or settlement of Options or SARs pursuant to Section 16.2 shall not again be available for issuance under the Plan. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of Full Value Awards pursuant to Section 16.2 shall again become available for issuance under the Plan.

4.3 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3 and Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.4 Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code. In addition, subject to compliance with applicable laws, and listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the number of shares otherwise available for issuance under the Plan.

5. ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2 Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Incentive Stock Option Limitations.

(a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 4,033,289 shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Section 4.

(b) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(c) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.

5.4 Nonemployee Director Award Limit. No Nonemployee Director shall be granted within any fiscal year of the Company one or more Nonemployee Director Awards pursuant to the Plan which in the aggregate are for more than a number of shares of Stock determined by dividing $500,000 by the Fair Market Value of a share of Stock determined on the last trading day immediately preceding the date on which the applicable Nonemployee Director Award is granted.

5.5 Minimum Vesting Schedule. A vesting period of at least one (1) year shall apply to all Awards issued under the Plan; provided, that up to five percent (5%) of the shares of Stock reserved for issuance under the Plan as of the Effective Date may be issued pursuant to Awards that do not comply with such minimum one (1) year vesting period.

6. STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(iii) Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant’s termination of Service.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.

7. STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3 Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the

Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7 Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

8. RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2 Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3 Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9. RESTRICTED STOCK UNITS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3 Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

9.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the settlement date with respect to any shares issuable upon vesting of Restricted Stock Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date shall be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than the 15th day of the third calendar month following the year in which such Restricted Stock Units vest. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section; provided, however, that, subject to Section 16, in respect of any Restricted Stock Unit Awards that are outstanding as of December 7, 2021, notwithstanding the terms of the Award Agreements in respect of such Restricted Stock Unit Awards, such Committee discretion to settle any Restricted Stock Unit Award in cash may only be exercised to the extent there is not a sufficient number of shares of Stock available under the Plan to settle all of the vested Restricted Stock Unit Awards in shares of Stock or if settling the Restricted Stock Unit Awards in shares of Stock would (i) result in the Company or any Subsidiary Corporation to not be in compliance with all applicable requirements of all applicable laws or with the requirements of any stock exchange market system upon which the Stock may then be listed or (ii) otherwise result in a violation of the terms of the Plan or the Award Agreement.

9.7 Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10. PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance or other criteria established by the Committee (each, a “Performance Measure”), subject to the following:

(a) Performance Measures. Performance Measures based on objective criteria shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures based on subjective criteria shall be determined on the basis established by the Committee in granting the Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award.

(b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5 Settlement of Performance Awards.

(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.

(c) Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d) Notice to Participants. As soon as practicable following the Committee’s determination in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

(f) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a) Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b) Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety, except as otherwise provided by the Committee.

10.8 Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11. CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1 Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2 Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.

11.4 Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6 Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7 Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12. STANDARD FORMS OF AWARD AGREEMENT.

12.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

12.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13. CHANGE IN CONTROL.

13.1 Effect of Change in Control on Awards. Except as otherwise provided in any Award Agreement or any applicable employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant, in the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any treatment of outstanding Awards, including, without limitation, any one or more of the following:

(a) Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.

(b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c) Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards; provided, however, that any escrow, holdback, earnout or similar provisions in the definitive documents relating to any such Change in Control may, in the sole discretion of the Committee, apply to any payment to the holders of Awards to the same extent and in the same manner as such provisions apply to the holders of Stock.

13.2 Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.

13.3 Federal Excise Tax Under Section 4999 of the Code.

(a) Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b) Determination by Tax Firm. To aid the Participant in making any election called for under Section 13.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.3(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.

14. COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15. COMPLIANCE WITH SECTION 409A.

15.1 Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a) A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b) Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2 1⁄2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

15.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a) Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b) Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.

(c) Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3 Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b) Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c) No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d) Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4 Payment of Section 409A Deferred Compensation.

(a) Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i) The Participant’s “separation from service” (as defined by Section 409A);

(ii) The Participant’s becoming “disabled” (as defined by Section 409A);

(iii) The Participant’s death;

(iv) A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

(v) A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi) The occurrence of an “unforeseeable emergency” (as defined by Section 409A).

(b) Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c) Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the

Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d) Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e) Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f) Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g) Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h) Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i) No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

16. TAX WITHHOLDING.

16.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2 Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost). The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

17. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18. MISCELLANEOUS PROVISIONS.

18.1 Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws. In addition, to the extent that claw-back or similar provisions applicable to Awards are required by applicable law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions. A Participant’s acceptance of an Award will constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company claw-back or similar policy that may apply to the Participant, whether adopted before or after the Effective Date, and any applicable law relating to claw-back, reduction, cancellation, forfeiture or recoupment and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.

18.3 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.4 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.

18.6 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit. In addition, unless a written employment agreement or other service agreement specifically references Awards, a general reference to “benefits” or a similar term in such agreement shall not be deemed to refer to Awards granted hereunder.

18.9 Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.10 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.11 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.12 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.13 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the Commonwealth of The Bahamas, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the OneSpaWorld Holdings Limited Amended and Restated 2019 Equity Incentive Plan as duly adopted by the Board on April 23, 2026, subject to stockholder approval.

/s/
Secretary

LOGO ONESPAWORLD AT SEA. ON LAND ONESPAWORLD HOLDINGS LIMITED OFFICE NUMBER 2, PINEAPPLE BUSINESS PARK, AIRPORT INDUSTRIAL PARK, P.O. BOX N-624 NASSAU, ISLAND OF NEW PROVIDENCE, COMMONWEALTH OF THE BAHAMAS SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V91315-P50454 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ONESPAWORLD HOLDINGS LIMITED The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors For Withhold 1a. Maryam Banikarim 1b. Leonard Fluxman 1c. Glenn J. Fusfield 1d. Adam Hasiba 1e. Andrew R. Heyer 1f. Lisa Myers 1g. Stephen W. Powell For Against Abstain 2. Approval, by non-binding advisory vote, of the compensation of the Company's named executive officers. 3. Approval of the OneSpaWorld Holdings Limited Amended and Restated 2019 Equity Incentive Plan. 4. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Shareholders and Proxy Statement and Annual Report are available at www.proxyvote.com. V91316-P50454 ONESPAWORLD HOLDINGS LIMITED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS June 3, 2026 The shareholder(s) hereby appoint(s) Stephen B. Lazarus and Inga A. Fyodorova or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Shares of OneSpaWorld Holdings Limited that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Daylight Time on Wednesday, June 3, 2026, in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE